Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 1, 2026 (this “Agreement”), by and among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the 2026 Term A Lenders (as defined below), the 2026 Revolving Credit Lenders (as defined below) party hereto and the L/C Issuer party hereto in respect of that certain Second Amended and Restated Credit Agreement, dated as of November 23, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, Holdings, the Administrative Agent and each lender from time to time party thereto.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context requires.

WHEREAS, pursuant to the Existing Credit Agreement, the Revolving Credit Lenders have provided Revolving Commitments and made Revolving Credit Loans (such loans outstanding immediately prior to the effectiveness of this Agreement, collectively, the “Existing Revolving Credit Loans”) to the Borrower;

WHEREAS, in accordance with Section 2.16 of the Existing Credit Agreement, the Borrower has requested that each Person listed on Schedule I hereto (each such Person, a “2026 Term A Lender”) commit, on the Amendment Effective Date and on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, to provide Incremental Term Loans to the Borrower in the amounts set forth opposite each such 2026 Term A Lender’s name on Schedule I hereto (the “2026 Term A Loans” and each 2026 Term A Lender’s commitment to provide the 2026 Term A Loans, its “2026 Term A Loan Commitment”), and the Administrative Agent has approved of each 2026 Term A Lender that is not an existing Lender, an Affiliate of a Lender or an Approved Fund;

WHEREAS, in accordance with Section 2.16 of the Existing Credit Agreement, the Borrower has requested that each Person on Schedule II hereto (each such Person, a “2026 Revolving Credit Lender”) provide, upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, Incremental Revolving Credit Commitments to the Borrower in the amounts set forth opposite each such 2026 Revolving Credit Lender’s name on Schedule II hereto (the “2026 Revolving Incremental Commitments” and loans thereunder, the “2026 Revolving Credit Loans”; such transaction, the “2026 Revolving Commitment Increase”), such that the aggregate principal amount of the Revolving Credit Commitments after giving effect to the 2026 Revolving Commitment Increase will be $1,000,000,000, and the Administrative Agent and the L/C Issuer have approved of each 2026 Revolving Credit Lender that is not an existing Lender, an Affiliate of a Lender or an Approved Fund;

WHEREAS, the Borrower has appointed (i) BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC to act as joint lead arrangers, joint bookrunners and co-syndication agents, (ii) Citizens Bank, N.A., PNC Capital Markets LLC and Santander Bank, N.A. to act as joint lead arrangers and co-syndication agents and (iii) Capital One, National Association, M&T Bank, TD Bank, N.A. and Eastern Bank to act as co-documentation agents (collectively, the “Arrangers”) for this Agreement and the 2026 Term A Loans and the 2026 Revolving Commitment Increase described herein; and

WHEREAS, (a) this Agreement shall constitute an Incremental Amendment for purposes of the Existing Credit Agreement and the Amended Credit Agreement, (b) the Existing Credit Agreement will be amended as provided herein and (c) the Loan Parties will reaffirm their respective obligations under the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective.

SECTION 1. 2026 Term A Loans.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, each 2026 Term A Lender commits to make, severally but not jointly, to the Borrower a 2026 Term A Loan on the Amendment Effective Date in an aggregate principal amount equal to such 2026 Term A Lender’s 2026 Term A Loan Commitment. The aggregate principal amount of the 2026 Term A Loan Commitments of all 2026 Term A Lenders as of the Amendment Effective Date is $375,000,000. The 2026 Term A Loans shall be funded on the Amendment Effective Date and, unless previously terminated, the 2026 Term A Loan Commitments shall be automatically and permanently reduced to $0 upon the making of such 2026 Term A Lender’s 2026 Term A Loans.

(b) 2026 Term A Loans borrowed under this Section 1 and repaid or prepaid may not be reborrowed. 2026 Term A Loans may be ABR Loans or Term Benchmark Loans, as further provided in the Amended Credit Agreement.

(c) The Borrower shall use the proceeds of the 2026 Term A Loans, together with cash on hand, to repay, on the Amendment Effective Date, Existing Revolving Credit Loans in an aggregate principal amount equal to $375,000,000, together with all accrued but unpaid interest thereon (such repayment, the “2026 Revolving Credit Loan Repayment”), and to pay fees and expenses incurred in connection with this Agreement.

(d) On and after the Amendment Effective Date, (i) each reference to the terms “Incremental Term A Loan Commitments”, “Incremental Facility”, “Commitments”, “Term A Loan Commitments” and “Incremental Commitments” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Term A Loan Commitments, (ii) each reference to the terms “Term A Loans”, “Incremental Term A Loans”, “Term Loans”, “Incremental Term Loans” and “Loans” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Term A Loans and (iii) each reference to the terms “Term A Lender”, “Incremental Term A Lender”, “Additional Lender”, “Incremental Term Lender”, “Incremental Lender” and “Lender” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Term A Lenders.

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(e) The parties hereto hereby agree that this Agreement, together with the previously delivered Incremental Loan Request (receipt of which is hereby acknowledged by the Administrative Agent), satisfies the requirements of Section 2.16 of the Existing Credit Agreement with respect to the establishment of Incremental Term A Loan Commitments.

SECTION 2. 2026 Revolving Commitment Increase.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, each 2026 Revolving Credit Lender agrees, severally and not jointly, to make available, on the Amendment Effective Date, a 2026 Revolving Incremental Commitment to the Borrower in an aggregate amount equal to its 2026 Revolving Incremental Commitment. It is understood and agreed that on the Amendment Effective Date, the 2026 Revolving Incremental Commitments shall be added to (and form part of) the Revolving Credit Commitments. In addition to the foregoing, the 2026 Revolving Credit Lenders shall participate in Letters of Credit and Revolving Credit Loans such that, on the Amendment Effective Date and immediately after giving effect to the 2026 Revolving Commitment Increase, participations in Letters of Credit and Revolving Credit Loans shall be reallocated among the 2026 Revolving Credit Lenders so that participations in Letters of Credit and Revolving Credit Loans are held by the 2026 Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to the 2026 Revolving Commitment Increase.

(b) On and after the Amendment Effective Date, the Borrower may use the proceeds of the 2026 Revolving Loans for any purpose not otherwise prohibited under this Agreement.

(c) Following the 2026 Revolving Commitment Increase, (i) each reference to the terms “Revolving Commitment Increase”, “Incremental Revolving Credit Commitments”, “Incremental Facility”, “Commitments”, “Revolving Credit Commitments” and “Incremental Commitments” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Revolving Incremental Commitments, (ii) each reference to the terms “Revolving Credit Loans”, “Incremental Revolving Loans”, “Loans” and “Incremental Loans” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Revolving Credit Loans and (iii) each reference to the terms “Revolving Credit Lender”, “Incremental Revolving Credit Lender”, “Additional Lender”, “Incremental Lender” and “Lender” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the 2026 Revolving Credit Lenders.

(d) (i) The parties hereto hereby agree that this Agreement, together with the previously delivered Incremental Loan Request (receipt of which is hereby acknowledged by the Administrative Agent), satisfies the requirements of Section 2.16 of the Existing Credit Agreement with respect to the establishment of a Revolving Commitment Increase and (ii) the 2026 Revolving Credit Lenders party hereto and the 2026 Term A Lenders party hereto that are Revolving Credit Lenders under the Existing Credit Agreement (collectively, constituting the Required Facility Lenders with respect to the Revolving Credit Facility) hereby consent with respect to their respective Revolving Credit Commitments and Revolving Credit Loans under the Existing Credit Agreement to the terms of this Agreement and the Amended Credit Agreement.

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SECTION 3. Amendments. In accordance with Sections 2.16 and 10.01(g) of the Existing Credit Agreement, effective as of the Amendment Effective Date (but immediately after giving effect to the transactions set forth in Sections 1 and 2 hereof), the Existing Credit Agreement (excluding the Exhibits and Schedules thereto, each of which shall remain as in effect immediately prior to the Amendment Effective Date) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the bold-underlined text (indicated textually in the same manner as the following example: bold-underlined text or bold-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex I hereto (the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).

SECTION 4. Effectiveness. The 2026 Revolving Incremental Commitments, the 2026 Term A Loan Commitments and the amendments of the Existing Credit Agreement, in each case contemplated by Section 3 hereof, shall, in each case, become effective on the first date on which the following conditions shall have been satisfied (the “Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower (A) a prepayment notice with respect to the 2026 Revolving Credit Loan Repayment and (B) a Committed Loan Notice with respect to the 2026 Term A Loans;

(b) The Administrative Agent shall have received each of the following, each dated the Amendment Effective Date:

(i) (A) this Agreement, duly executed by Holdings, the Borrower, each other Loan Party, the Administrative Agent, the 2026 Term A Lenders, the 2026 Revolving Credit Lenders and the L/C Issuer and (B) a Note, executed by the Borrower in favor of each 2026 Term A Lender or 2026 Revolving Credit Lender, as applicable, that has requested a Note at least three (3) Business Days in advance of the Amendment Effective Date;

(ii) a written opinion of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment Effective Date; and

(iv) a certificate of a Responsible Officer of the Borrower certifying as to the matters specified in Section 5 (Representations and Warranties) hereof and Sections 4(c) and 4(d) below;

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(c) no Default or Event of Default shall exist or would exist after giving effect to this Agreement, including the making of the 2026 Term A Loans on the Amendment Effective Date, the application of the proceeds thereof and the establishment of the 2026 Revolving Incremental Commitments;

(d) the representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(e) the Borrower shall have paid all amounts referred to in Section 6 (Fees and Expenses) hereof that have been invoiced to the Borrower at least three (3) Business Days prior to the Amendment Effective Date (or as otherwise reasonably agreed by the Borrower); and

(f) the Borrower shall have provided to the Administrative Agent at least three (3) days prior to the Amendment Effective Date (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act , in each case that has been requested by the Administrative Agent at least six (6) Business Days prior to the Amendment Effective Date.

The Administrative Agent shall notify the Borrower, the 2026 Revolving Credit Lenders and the 2026 Term A Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5. Representations and Warranties. On and as of the Amendment Effective Date, the Borrower hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and the Existing Credit Agreement (as amended by this Agreement) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and (b) no Default or Event of Default shall exist or would exist after giving effect to this Agreement, including the making of the 2026 Term A Loans on the Amendment Effective Date, the application of the proceeds thereof and the establishment of the 2026 Revolving Incremental Commitments.

SECTION 6. Fees and Expenses. The Borrower shall pay (a) in accordance with the terms of Section 10.04 of the Existing Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (b) any other fees separately agreed between the Borrower and any of the Arrangers.

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SECTION 7. Effect of Agreement.

(a) Except as expressly set forth herein and in the Amended Credit Agreement, this Agreement and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the L/C Issuers or the Lenders under the Existing Credit Agreement, or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof.

(b) On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Amended Credit Agreement, shall refer to the Existing Credit Agreement as amended in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(c) Except as expressly set forth herein, neither this Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Except as expressly set forth herein, nothing herein contained shall be construed as a substitution or novation of the Secured Obligations outstanding under the Existing Credit Agreement or the Collateral Documents, which shall remain in full force and effect. Except as expressly set forth herein, nothing expressed or implied in this Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 8. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 10. Reaffirmation. Each of Holdings, the Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Existing Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Agreement, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Collateral Documents and the Guaranty are, and shall remain, in full force and effect immediately after giving effect to this Agreement.

SECTION 11. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error.

SECTION 12. Notices. All communications and notices hereunder shall be given as provided in the Existing Credit Agreement.

SECTION 13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Existing Credit Agreement.

SECTION 15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the day and year first above written.

BRIGHT HORIZONS FAMILY SOLUTIONS LLC

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

[Signature Page to Fifth Amendment]

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

BRIGHT HORIZONS LLC BRIGHT HORIZONS CHILDREN’S CENTERS LLC CORPORATEFAMILY SOLUTIONS LLC RESOURCES IN ACTIVE LEARNING HILDEBRANDT LEARNING CENTERS, LLC

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

[Signature Page to Fifth Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, 2026 Term A Lender, 2026 Revolving Credit Lender and L/C Issuer

By:	/s/ Christopher A. Salek
Name:	Christopher A. Salek
Title:	Executive Director

[Signature Page to Fifth Amendment]

[Other Lender signature pages are on file with the Administrative Agent]

Schedule I

2026 Term A Loan Commitments

2026 Term A Lender	2026 Term A Loan Commitment
TD Bank, N.A.	$50,000,000.00
Bank of America, N.A.	$41,000,000.00
JPMorgan Chase Bank, N.A.	$41,000,000.00
Wells Fargo Bank, N.A.	$41,000,000.00
PNC Bank, National Association	$41,000,000.00
Eastern Bank	$40,000,000.00
Capital One, National Association	$33,000,000.00
M&T Bank	$33,000,000.00
Trustmark Bank	$25,000,000.00
First-Citizens Bank & Trust Company	$15,000,000.00
Taiwan Business Bank Los Angeles Branch	$15,000,000.00

Total	$375,000,000.00

Schedule II

Revolving Credit Commitments

2026 Revolving Credit Lender	Existing Revolving Credit Commitment	2026 Revolving Incremental Commitment	Total Revolving Credit Commitment
Bank of America, N.A.	$177,500,000.00	$9,000,000.00	$186,500,000.00
JPMorgan Chase Bank, N.A.	$157,500,000.00	$9,000,000.00	$166,500,000.00
Wells Fargo Bank, N.A.	$157,500,000.00	$9,000,000.00	$166,500,000.00
Citizens Bank, N.A.	$157,500,000.00	—	$157,500,000.00
Santander Bank, N.A.	$60,000,000.00	$50,000,000.00	$110,000,000.00
PNC Bank, National Association	$100,000,000.00	$9,000,000.00	$109,000,000.00
Capital One, National Association	$40,000,000.00	$7,000,000.00	$47,000,000.00
M&T Bank	$30,000,000.00	$7,000,000.00	$37,000,000.00
Citibank, N.A.	$20,000,000.00	—	$20,000,000.00

Total	$900,000,000.00	$100,000,000.00	$1,000,000,000.00

ANNEX I

Amended Credit Agreement

[Attached]

ANNEX I

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 23, 2021

among

BRIGHT HORIZONS FAMILY SOLUTIONS LLC,

as Borrower,

BRIGHT HORIZONS CAPITAL CORP.,

as Holdings,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

~~JPMORGAN CHASE BANK, N.A.,~~

BOFA SECURITIES, INC.,

~~CITIGROUP GLOBAL MARKETS INC.,~~

~~CITIZENS~~JPMORGAN CHASE BANK, N.A. and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents for the Revolving Credit Facility and Term A Loan Facility,

~~CAPITAL ONE, NATIONAL ASSOCIATION,~~

~~HSBC SECURITIES (USA) INC~~CITIZENS BANK, N.A.,

PNC CAPITAL MARKETS LLC and

SANTANDER BANK, N.A.

as ~~Co-Documentation~~Joint Lead Arrangers and Co-Syndication Agents for the Revolving Credit Facility and Term A Loan Facility,

CAPITAL ONE, NATIONAL ASSOCIATION,

M&T BANK,

TD BANK, N.A. and

~~BARCLAYS~~EASTERN BANK ~~PLC~~,

as Co-Documentation ~~Agent~~Agents for the Revolving Credit Facility and Term A Loan Facility,

JPMORGAN CHASE BANK, N.A.

BOFA SECURITIES, INC.,

~~CITIGROUP GLOBAL MARKETS INC.~~WELLS FARGO SECURITIES, LLC,

CITIZENS BANK, N.A.~~,~~ and

~~JPMORGAN CHASE BANK, N.A. and~~

~~WELLS FARGO SECURITIES,~~PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents for the Term B Loan Facility, and

BARCLAYS BANK PLC,

CAPITAL ONE, NATIONAL ASSOCIATION,

HSBC SECURITIES (USA) INC.,

PNC CAPITAL MARKETS LLC and

SANTANDER BANK, N.A.

as Co-Documentation Agents for the Term B Loan Facility

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	59
Section 1.03	Accounting Terms	60
Section 1.04	Rounding	60
Section 1.05	References to Agreements, Laws, Etc	60
Section 1.06	Times of Day	60
Section 1.07	Timing of Performance	~~60~~61
Section 1.08	Currency Equivalents Generally	~~60~~61
Section 1.09	Change of Currency	61
Section 1.10	Cumulative Growth Amount Transactions	61
Section 1.11	Pro Forma and Other Calculations	~~61~~62
Section 1.12	Limited Condition Transactions	63
Section 1.13	Cashless Rollovers	64
Section 1.14	Interest Rates; Benchmark Notification	64
Section 1.15	Divisions	~~64~~65
Section 1.16	Additional Borrowers	65

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~65~~66

Section 2.01	The Loans	~~65~~66
Section 2.02	Borrowings, Conversions and Continuations of Loans	66
Section 2.03	Letters of Credit	~~67~~68
Section 2.04	Swing Line Loans	74
Section 2.05	[Reserved]	~~76~~77
Section 2.06	Prepayments	~~76~~77
Section 2.07	Termination or Reduction of Commitments	~~85~~86
Section 2.08	Repayment of Loans	~~86~~87
Section 2.09	Interest	~~87~~88
Section 2.10	Fees	~~87~~88
Section 2.11	Computation of Interest and Fees	~~88~~89
Section 2.12	Evidence of Indebtedness	~~88~~89
Section 2.13	Payments Generally	~~89~~90
Section 2.14	Sharing of Payments	~~90~~91
Section 2.15	Extension of Term Loans; Extension of Revolving Credit Loans	~~91~~92
Section 2.16	Incremental Borrowings	~~94~~95
Section 2.17	Refinancing Amendments	99
Section 2.18	Defaulting Lenders	~~100~~101

ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~101~~102

Section 3.01	Taxes	~~101~~102
Section 3.02	Illegality	~~103~~104
Section 3.03	Alternate Rate of Interest	~~104~~105
Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans	~~106~~107
Section 3.05	Break Funding Payments	~~107~~108
Section 3.06	Matters Applicable to All Requests for Compensation	~~108~~109
Section 3.07	Replacement of Lenders under Certain Circumstances	~~108~~109
Section 3.08	Survival	~~110~~111

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ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~110~~111

Section 4.01	Conditions of Initial Credit Extension	~~110~~111
Section 4.02	Conditions to All Credit Extensions	~~110~~111

ARTICLE V REPRESENTATIONS AND WARRANTIES		111

Section 5.01	Existence, Qualification and Power; Compliance with Laws	111
Section 5.02	Authorization; No Contravention	~~111~~112
Section 5.03	Governmental Authorization; Other Consents	~~111~~112
Section 5.04	Binding Effect	~~111~~112
Section 5.05	Financial Statements; No Material Adverse Effect	~~111~~112
Section 5.06	Litigation	112
Section 5.07	No Default	~~112~~113
Section 5.08	Ownership of Property; Liens	~~112~~113
Section 5.09	Environmental Compliance	~~112~~113
Section 5.10	Taxes	~~113~~114
Section 5.11	ERISA Compliance	~~113~~114
Section 5.12	Subsidiaries; Equity Interests	~~113~~114
Section 5.13	Margin Regulations; Investment Company Act	~~113~~114
Section 5.14	Disclosure	~~113~~114
Section 5.15	Intellectual Property; Licenses, Etc	114
Section 5.16	Solvency	~~114~~115
Section 5.17	Subordination of Junior Financing	~~114~~115
Section 5.18	Labor Matters	~~114~~115
Section 5.19	Perfection, Etc	~~114~~115
Section 5.20	USA PATRIOT Act and OFAC	~~114~~115

ARTICLE VI AFFIRMATIVE COVENANTS		~~115~~116

Section 6.01	Financial Statements	~~115~~116
Section 6.02	Certificates; Other Information	~~116~~117
Section 6.03	Notices	~~117~~118
Section 6.04	Payment of Taxes	~~117~~118
Section 6.05	Preservation of Existence, Etc	~~117~~118
Section 6.06	Maintenance of Properties	~~117~~118
Section 6.07	Maintenance of Insurance	~~118~~119
Section 6.08	Compliance with Laws	~~118~~119
Section 6.09	Books and Records	~~118~~119
Section 6.10	Inspection Rights	~~118~~119
Section 6.11	Covenant to Guarantee Obligations and Give Security	~~118~~119
Section 6.12	Compliance with Environmental Laws	~~119~~120
Section 6.13	Further Assurances	~~119~~120
Section 6.14	Designation of Subsidiaries	~~120~~121
Section 6.15	Maintenance of Rating	~~120~~121
Section 6.16	Use of Proceeds	~~120~~121

ARTICLE VII NEGATIVE COVENANTS		~~120~~121

Section 7.01	Liens	~~121~~122
Section 7.02	Investments	~~124~~125
Section 7.03	Indebtedness	~~126~~127
Section 7.04	Fundamental Changes	~~131~~132
Section 7.05	Dispositions	~~132~~133
Section 7.06	Restricted Payments	~~134~~135
Section 7.07	Change in Nature of Business	~~136~~137
Section 7.08	Transactions with Affiliates	~~136~~137

Section 7.09	Burdensome Agreements	~~137~~138
Section 7.10	[Reserved]	~~138~~139
Section 7.11	Financial Covenant	~~138~~139
Section 7.12	Accounting Changes	~~138~~139
Section 7.13	Prepayments, Etc. of Indebtedness	~~138~~139
Section 7.14	Holding Company	139

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~139~~140

Section 8.01	Events of Default	~~139~~140
Section 8.02	Remedies Upon Event of Default	~~140~~141
Section 8.03	Exclusion of Immaterial Subsidiaries	~~141~~142
Section 8.04	Application of Funds	~~141~~142
Section 8.05	Borrower’s Right to Cure	~~142~~143

ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS		143

Section 9.01	Appointment and Authorization of Agents	143
Section 9.02	Delegation of Duties	~~143~~144
Section 9.03	Liability of Agents	~~143~~144
Section 9.04	Reliance by Agents	~~144~~145
Section 9.05	Notice of Default	~~144~~145
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~144~~145
Section 9.07	Indemnification of Agents	~~145~~146
Section 9.08	Agents in their Individual Capacities	~~145~~146
Section 9.09	Successor Agents	~~145~~146
Section 9.10	Administrative Agent May File Proofs of Claim	~~146~~147
Section 9.11	Collateral and Guaranty Matters	147
Section 9.12	Cash Management Obligations and Secured Hedge Agreements	~~147~~148
Section 9.13	Other Agents; Arrangers and Managers	~~147~~148
Section 9.14	Appointment of Supplemental Administrative Agents	148
Section 9.15	Erroneous Payments	~~148~~149

ARTICLE X MISCELLANEOUS		~~149~~150

Section 10.01	Amendments, Etc	~~149~~150
Section 10.02	Notices and Other Communications; Facsimile Copies	~~152~~153
Section 10.03	No Waiver; Cumulative Remedies	~~154~~155
Section 10.04	Attorney Costs, Expenses and Taxes	~~154~~155
Section 10.05	Indemnification by the Borrower	~~155~~156
Section 10.06	Payments Set Aside	~~156~~157
Section 10.07	Successors and Assigns	~~156~~157
Section 10.08	Confidentiality	161
Section 10.09	Setoff	~~161~~162
Section 10.10	Interest Rate Limitation	~~161~~162
Section 10.11	Counterparts; Electronic Execution	162
Section 10.12	Integration	~~162~~163
Section 10.13	Survival of Representations and Warranties	~~162~~163
Section 10.14	Severability	~~163~~164
Section 10.15	Execution of Assignments and Certain Other Documents	~~163~~164
Section 10.16	GOVERNING LAW	~~163~~164
Section 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~164~~165
Section 10.18	Binding Effect	~~164~~165
Section 10.19	Lender Action	~~164~~165
Section 10.20	USA PATRIOT Act	~~164~~165
Section 10.21	No Advisory or Fiduciary Responsibility	~~164~~165
Section 10.22	Intercreditor Agreement	~~165~~166

Section 10.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~165~~166
Section 10.24	Currency Indemnity	166
Section 10.25	Certain ERISA Matters	~~166~~167
Section 10.26	Acknowledgement Regarding Any Supported QFCs	~~167~~168

SCHEDULES

1.01B	Certain Security Interests and Guarantees
2.01	Commitments
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(f)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Loan Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D	Compliance Certificate
E-1	Assignment and Assumption Agreement
F	Guaranty
G	Security Agreement
H	Letter of Credit Application
I	Opinion – Counsel to Loan Parties
J	Intercompany Note
K	Discount Range Prepayment Notice
L	Discount Range Prepayment Offer
M	Solicited Discounted Prepayment Notice
N	Acceptance and Prepayment Notice
O	Specified Discount Prepayment Notice
P	Solicited Discounted Prepayment Offer
Q	Specified Discount Prepayment Response
R	First Lien Intercreditor Agreement
S	Second Lien Intercreditor Agreement
T-1	Form of U.S. Tax Compliance Certificate – Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
T-2	Form of U.S. Tax Compliance Certificate – Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
T-3	Form of U.S. Tax Compliance Certificate – Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
T-4	Form of U.S. Tax Compliance Certificate – Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 23, 2021 (this “Agreement”), among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation, JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, Bright Horizons Capital Corp., the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer are parties to that certain Credit Agreement originally dated as of January 30, 2013 (as amended and restated as of November 7, 2016, as amended by the Amendment Agreement, dated as of May 8, 2017, the Amendment to Credit Agreement, dated as of November 30, 2017, the Third Amendment to Credit Agreement, dated as of May 31, 2018, the Fourth Amendment to Credit Agreement, dated as of April 24, 2020, the Fifth Amendment to Credit Agreement, dated as of May 7, 2020 and the Sixth Amendment to Credit Agreement, dated as of May 26, 2021 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The Borrower, Bright Horizons Capital Corp., the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, have entered into the Amendment Agreement, dated as of November 23, 2021 (the “2021 Amendment Agreement”), pursuant to which (i) certain lenders agreed to make certain term loans (“2021 Term B Loans”) constituting Other Term Loans in an aggregate principal amount of $600,000,000 on the 2021 Effective Date (as defined below), (ii) ~~the Term A Lenders (as defined below)~~certain lenders agreed to make certain term A loans (“2021 Term A Loans ~~(as defined below~~”) in an aggregate principal amount of $400,000,000 on the 2021 Effective Date (as defined below) and (iii) the Borrower agreed to use the proceeds of such 2021 Term B Loans and 2021 Term A Loans, together with cash on hand, to prepay in full the outstanding principal amount of the Existing Term B Loans (as defined in the 2021 Amendment Agreement), together with any accrued but unpaid interest, and to pay related fees and expenses and (iv) the parties thereto have agreed, subject to the terms and conditions thereof, to amend and restate the Existing Credit Agreement to be in the form hereof.

As of the 2021 Effective Date, the Existing Credit Agreement is amended and restated in the form of this Agreement in accordance with the 2021 Amendment Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2016 Effective Date” means November 7, 2016.

~~“2021 Effective Date” means November 23, 2021.~~

“2021 Amendment Agreement” has the meaning specified in the Preliminary Statements.

“2021 Effective Date” means November 23, 2021.

“2021 Term A Loan Prepayment” means the Term A Loan Prepayment, as defined in the Third Amendment.

“2021 Term A Loans” has the meaning specified in the Preliminary Statements.

“2021 Term B Loans” has the meaning specified in the Preliminary Statements.

“2024 Term B Loans” has the meaning specified in this Agreement as in effect immediately prior to the Fourth Amendment Effective Date.

“2025 Term B Lender” means as of any date of determination, any Lender that holds a portion of the outstanding 2025 Term B Loans on such date.

“2025 Term B Loan Commitments” means the 2025 Term B Commitments, as defined in the Fourth Amendment.

“2025 Term B Loans” has the meaning specified in Section 2.01(a)(ii).

“2025 Voluntary Prepayment” has the meaning specified in the Fourth Amendment.

“2026 Term A Lender” means as of any date of determination, any Lender that holds a portion of the outstanding 2026 Term A Loans on such date.

“2026 Term A Loan Commitments” means the 2026 Term A Commitments, as defined in the Fifth Amendment.

“2026 Term A Loans” has the meaning specified in Section 2.01(a)(i).

“ABBR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the AUD Bank Bill Rate.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

“Acceptable Discount” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit N.

“Acceptance Date” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Act” has the meaning specified in Section 10.20.

“Additional Borrower” means any wholly-owned Restricted Subsidiary of the Borrower organized or incorporated under the laws of a Qualified Jurisdiction that becomes an additional co-borrower (together with one or more other borrowers) and/or a sole borrower of one or more Facilities under this Agreement after the Third Amendment Effective Date pursuant to Section 1.16.

“Additional Borrower Changes” has the meaning specified in Section 1.16.

“Additional Lender” has the meaning specified in Section 2.16(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Refinancing Lender and, in the case of Other Revolving Credit Commitments with respect to the Revolving Credit Facility, the Swing Line Lender (if any) and each L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender.

“Adjusted Daily Simple SONIA” means an interest rate per annum equal to the Daily Simple SONIA plus (b) 0.0326%.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the greater of (a) (i) the EURIBOR Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) 0.00%.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the greater of (a) the Term SOFR Rate for such Interest Period and (b) (i) with respect to 2025 Term B Loans, 0.50% and (ii) with respect to 2026 Term A Loans, Revolving Credit Loans and unused Revolving Credit Commitments, 0.00%.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means each Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, interest rate floor or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, ticking, amendment, unused line, consent, underwriting, advisory or other similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid ratably to all lenders of such Indebtedness.

“Alternative Currency” means each of Euros, Pounds Sterling and Australian Dollars.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of the applicable Alternative Currency with Dollars.

“Alternative Currency Loans” means any Loan denominated in an Alternative Currency.

“Ancillary Document” has the meaning specified in Section 10.11.

“Applicable Discount” has the meaning specified in Section 2.06(a)(iv)(C)(2).

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to 2025 Term B Loans, (A) for Term Benchmark Loans, 1.75% and (B) for ABR Loans, 0.75%;

(b) with respect to unused Revolving Credit Commitments and the commitment fee therefor, 0.25%; and

(c) with respect to 2026 Term A Loans, Revolving Credit Loans and Letter of Credit fees, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Term Benchmark Rate for 2026 Term A Loans, Revolving Credit Loans and Letter of Credit fees	Base Rate for 2026 Term A Loans and Revolving Credit Loans	Adjusted Daily Simple SONIA for Revolving Credit Loans
1	Greater than 2.50:1.00	1.75%	0.75%	1.75%
2	Less than or equal to 2.50:1.00 but greater than 1.50:1.00	1.50%	0.50%	1.50%
3	Less than or equal to 1.50:1.00	1.25%	0.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the relevant Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means, collectively, the Term A Joint Lead Arrangers, Joint Bookrunners and Syndication Agents (in their capacities as Joint Lead Arrangers and Joint Bookrunners), the Term A Joint Lead Arrangers and Syndication Agents (in their capacities as Joint Lead Arrangers), the Term B Joint Lead Arrangers and Joint Bookrunners ~~and~~, the Revolving Credit Facility Joint Lead Arrangers, Joint Bookrunners and Syndication Agents (in their capacities as Joint Lead Arrangers and Joint Bookrunners) and Revolving Credit Facility Joint Lead Arrangers and Syndication Agents (in their capacities as Joint Lead Arrangers).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E-1.

“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.06(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“AUD Bank Bill Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, the AUD Screen Rate at approximately 11:00 a.m., Sydney time, on the first day of such Interest Period.

“AUD Screen Rate” means a rate per annum equal to the average bid reference rate administered by ASX Benchmark Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for bills of exchange in Australian Dollars with a term equivalent to the applicable period, as displayed on the Reuters screen page that displays such rate (currently page BBSY) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the AUD Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020.

“Australian Dollars” means the lawful currency of Australia.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Incremental Amount” means, as of any date of determination,

(a) an amount equal to the sum of (the “Free and Clear Incremental Amount”):

(i) the greater of (A) $415,000,000 and (B) 100% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, plus

(ii) the sum of the aggregate principal amount of (w) voluntary prepayments, redemptions, repurchases and buybacks of Term Loans and Incremental Term Loans (including payments pursuant to Section 3.07 or other analogous “yank-a-bank” provisions and payments through Dutch auction procedures and payments of such Term Loans utilizing Section 2.06(a)(iii) or Section 10.07(m) (in each case, in the principal amount of such Term Loans subject thereto and only to the extent retired)) by Holdings, the Borrower or any of its Subsidiaries, in each case, after the 2021 Effective Date, (x) permanent commitment reductions after the 2021 Effective Date in respect of the Revolving Credit Facility, (y) permanent commitment reductions after the 2021 Effective Date in respect of Incremental Equivalent Debt in the form of revolving credit commitments or any Incremental Revolving Credit Commitments established, in each case, in reliance on the Free and Clear Incremental Amount and (z) voluntary prepayments, redemptions, repurchases and buybacks (including open market purchases at or below par and payments through Dutch auction procedures and payments utilizing any “yank-a-bank” provision (in each case, in the principal amount of the Indebtedness subject thereto and only to the extent retired)) of Incremental Equivalent Debt by Holdings, the Borrower or any of its Subsidiaries after the 2021 Effective Date, in each case under this clause (z), to the extent such Indebtedness was incurred in reliance on the Free and Clear Incremental Amount, in the case of each of clauses (w), (x), (y) and (z) above, other than from proceeds of long-term Indebtedness (other than (1) any revolving Indebtedness or (2) any intercompany loans among the Borrower and its Restricted Subsidiaries of amounts that are not otherwise proceeds of long-term Indebtedness (other than revolving Indebtedness)) of the Borrower or the Restricted Subsidiaries, plus

(iii) the sum of the aggregate principal amount of voluntary prepayments, redemptions, repurchases and buybacks (including payments pursuant to Section 3.07 or other analogous “yank-a-bank” provisions, open market purchases at or below par and payments through Dutch auction procedures and payments of such Term Loans utilizing Section 2.06(a)(iii) or Section 10.07(m) (in each case, in the principal amount of the Indebtedness subject thereto and only to the extent retired)) (or, solely with respect to revolving credit commitments, the aggregate principal amount of permanent commitment reductions effected thereunder) by Holdings, the Borrower or any of its Subsidiaries of any Credit Agreement Refinancing Indebtedness, Other Term Loan, Other Revolving Credit Commitment or any Indebtedness in respect of a Permitted Refinancing, as applicable, previously applied, directly or indirectly, to the prepayment, redemption, repurchase, buyback or permanent commitment reduction, as applicable, of any Indebtedness or revolving credit commitment, as applicable, described in clause (ii) above, in each case under this clause (iii), to the extent such voluntary prepayment, redemption, repurchase or buyback was not financed with the proceeds of long-term Indebtedness (other than (1) except in the case of the 2021 Term A Loan Prepayment ~~(as defined in the Third Amendment)~~, any revolving Indebtedness or (2) any intercompany loans among the Borrower and its Restricted Subsidiaries of amounts that are not otherwise proceeds of long-term Indebtedness (other than revolving Indebtedness)) of the Borrower or the Restricted Subsidiaries, minus

(iv) the aggregate principal amount of all Incremental Facilities and all Incremental Equivalent Debt outstanding at such time that was incurred in reliance on the foregoing clauses (i) and (ii) of the Free and Clear Incremental Amount after the 2021 Effective Date, plus

(b) an unlimited amount such that after giving effect to the incurrence of any such Incremental Commitment or Incremental Equivalent Debt and, except as described below with respect to Incremental Delayed Draw Term Loans, deeming all such Indebtedness then being incurred to be fully drawn (this clause (b), the “Ratio Incremental Amount”):

(i) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Obligations, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially concurrent incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), the Consolidated First Lien Net Leverage Ratio shall not exceed 4.25 to 1.00 for the most recent Test Period then ended,

(ii) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that ranks junior to the Liens securing the Obligations, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially concurrent incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), the Total Net Leverage Ratio shall not exceed 5.50 to 1.00 for the most recent Test Period then ended,

(iii) if such Incremental Facility or Incremental Equivalent Debt is unsecured, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially concurrent incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), the Total Net Leverage Ratio shall not exceed 5.50 to 1.00 for the most recent Test Period then ended;

provided that (1) the Borrower may elect to incur Incremental Facilities or Incremental Equivalent Debt under the Free and Clear Incremental Amount above prior to incurring Incremental Facilities or Incremental Equivalent Debt under the Ratio Incremental Amount above, but if no election is specified, then the Borrower shall be deemed to have elected to incur the Incremental Facility or Incremental Equivalent Debt, as applicable, under the Ratio Incremental Amount, and (2) any Incremental Facility or Incremental Equivalent Debt originally incurred under the Free and Clear Incremental Amount above shall automatically be reclassified as having been incurred under the Ratio Incremental Amount above at any time the Borrower would have been permitted to incur such Incremental Facility or Incremental Equivalent Debt under the Ratio Incremental Amount above on a Pro Forma Basis.

Notwithstanding anything to the contrary in this Agreement, in the case of an Incremental Facility or Incremental Equivalent Debt in the form of a delayed draw term loan facility (“Incremental Delayed Draw Term Loans”), the Borrower may elect, in its sole discretion, to either (A) incur such Incremental Delayed Draw Term Loans under the Available Incremental Amount at the time the delayed draw term loan commitments for such Incremental Delayed Draw Term Loans (the “Incremental Delayed Draw Term Commitments”) are established (provided that, in the case of this clause (A), (x) such Incremental Delayed Draw Term Commitments shall be deemed to be fully drawn at the time they are established solely for purposes of incurring such Incremental Delayed Draw Term Loans under the Available Incremental Amount and (y) the subsequent funding of such Incremental Delayed Draw Term Loans shall not require capacity under the Available Incremental Amount) or (B) incur such Incremental Delayed Draw Term Loans under the Available Incremental Amount at the time such Incremental Delayed Draw Term Loans are funded (provided that, in the case of this clause (B), (x) the funding of such Incremental Delayed Draw Term Loans shall require capacity under the Available Incremental Amount and (y) the establishment of such Incremental Delayed Draw Term Commitments shall not require capacity under the Available Incremental Amount and, for the avoidance of doubt, such Incremental Delayed Draw Term Commitments shall not be deemed to be drawn prior to the funding thereof).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be (i) with respect to 2025 Term B Loans, less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (ii) with respect to 2026 Term A Loans and Revolving Credit Loans, less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Benchmark” means, initially, with respect to any Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 10.26(b).

“Borrower” has the meaning specified in the introductory paragraph of this Agreement; provided that, as the context requires, the term “Borrower” shall include any Additional Borrower.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.06(a)(iv)(B).

“Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.06(b)(ix).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.06(a)(iv)(D).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.06(a)(iv)(C).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, provided that:

(a) if such day relates to any interest rate settings as to a Term Benchmark Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such Term Benchmark Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan, “Business Day” shall mean a U.S. Government Securities Business Day;

(b) if such day relates to any interest rate settings as to a Term Benchmark Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Term Benchmark Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan, “Business Day” shall mean a TARGET Day;

(c) if such day relates to any interest rate settings as to a SONIA Rate Loan, any fundings, disbursements, settlements and payments in Pounds Sterling in respect of any such SONIA Rate Loan, or any other dealings in Pounds Sterling to be carried out pursuant to this Agreement in respect of any such SONIA Rate Loan, “Business Day” shall mean any such day on which banks are open for business in London; and

(d) if such day relates to any interest rate settings as to a ABBR Loan, any fundings, disbursements, settlements and payments in Australian Dollars in respect of any such ABBR Loan, or any other dealings in Australian Dollars to be carried out pursuant to this Agreement in respect of any such ABBR Loan, “Business Day” shall mean any such day on which banks are open for business in Sydney.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flow of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP (for the avoidance of doubt, subject to Section 1.03(b)). It is understood and agreed that Capitalized Lease Obligations shall be deemed not to include Non-Finance Lease Obligations for purposes of the Loan Documents.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (for the avoidance of doubt, subject to Section 1.03(b)) (except for temporary treatment of construction-related expenditures under EITF 97-10 “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction), recorded on the balance sheet as a finance lease.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Borrower for the primary purpose of insuring the businesses or properties owned or operated by the Borrower or any of its Subsidiaries or joint ventures or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a deposit account at the Administrative Agent (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Pounds Sterling, Euros, Australian Dollars, yen and Canadian dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision, taxing authority agency or instrumentality of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, in each case in Dollars or another currency permitted above in this definition;

(i) in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (a) through (h) above or clause (j) below in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by companies for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; or

(j) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (g) of this definition.

“Cash Management Bank” means any Person that (a) is an Agent, Arranger, Lender or any Affiliate of such Agent, Arranger or Lender (i) with respect to Cash Management Services outstanding on the 2021 Effective Date, on the 2021 Effective Date and (ii) with respect to Cash Management Services incurred after the 2021 Effective Date, at any time that such Person initially provides such Cash Management Services to Holdings, the Borrower or any Restricted Subsidiary, whether or not such Person subsequently ceases to be an Agent, Arranger, Lender or Affiliate of an Agent, Arranger or Lender and (b) is identified by the Borrower to the Administrative Agent; it being understood that any such provider of such Cash Management Services shall be deemed (i) to appoint the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article IX, Section 10.04, Section 10.16 and any applicable Intercreditor Agreement as if it were a Lender.

“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Services.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euros in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent SONIA Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five SONIA Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last SONIA Business Day in such period and (c) any other Alternative Currency determined after the 2021 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Law” means the occurrence, after the 2021 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted and taking effect subsequent to the date of this Agreement, provided that it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

“Change of Control” means the earliest to occur of:

(a) (1) any Person (other than Parent) or (2) Persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of Equity Interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) any “Change of Control” (or any comparable term) in any document pertaining to (i) any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Incremental Equivalent Debt, any unsecured Indebtedness, any Indebtedness that is secured on a junior basis to the Obligations and any Junior Financing, in each case with an aggregate outstanding principal amount in excess of the Threshold Amount or (ii) any Disqualified Equity Interests with an aggregate liquidation preference in excess of the Threshold Amount; or

(c) the Borrower ceases to be a direct wholly owned Subsidiary of Holdings.

Notwithstanding anything to the contrary in this definition or any provision of Section 13(d)-3 of the Exchange Act, (A) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (B) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors (or analogous Persons) of such Person’s parent.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are 2026 Term A Loan Commitments, 2025 Term B Loan Commitments, Incremental Term Commitments of a given Incremental Series, Commitments in respect of a Class of Loans to be made pursuant to a given Extension Series, Other Term Loan Commitments of a given Refinancing Series, Revolving Credit Commitments, Incremental Revolving Credit Commitments of a given Incremental Series or Other Revolving Credit Commitments, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are 2026 Term A Loans, 2025 Term B Loans, Incremental Term Loans made pursuant to a given Incremental Series, Extended Term Loans, Other Term Loans made pursuant to a given Refinancing Series, Revolving Credit Loans, Incremental Revolving Loans of a given Incremental Series, Extended Revolving Credit Loans or Other Revolving Credit Loans in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means January 30, 2013.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document.

“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on or prior to the 2021 Effective Date or pursuant to Section 6.11 or Section 6.13 at such time as is designated therein, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;

(c) the Obligations and the Guarantees shall have been secured by a first-priority perfected security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary that is a Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(B)) directly owned by the Borrower or any Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a Foreign Subsidiary and a CFC and is directly owned by the Borrower or any Guarantor and (B) each Restricted Subsidiary that is a Domestic Subsidiary that is a FSHCO and is directly owned by the Borrower or any Guarantor;

(d) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a security interest in substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including accounts receivable (other than any Receivables Assets and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) [reserved].

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, or taking other actions with respect to, any Excluded Assets or Excluded Equity Interests. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding anything to the contrary, there shall be no requirement for (and no Default or Event of Default under the Loan Documents shall arise out of the lack of) (A) actions required by the Laws of any non-U.S. jurisdiction in order to create any security interests in any assets or to perfect such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction) and (B) perfecting security interests by entering into agreements with third parties (including control or similar agreements) in respect of cash and Cash Equivalents, deposit or securities accounts (other than the Cash Collateral Account) or uncertificated securities of Persons other than wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Guarantor.

In addition, the Borrower may cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the Obligations and otherwise satisfy the Collateral and Guarantee Requirement, in which case such Restricted Subsidiary shall be treated as a Guarantor under this Agreement and every other Loan Document for all purposes.

“Collateral Documents” means, collectively, the Security Agreement, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create or affirm a Lien or Guarantee in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, 2026 Term A Loan Commitment, 2025 Term B Loan Commitment, an Incremental Term Commitment of a given Incremental Series, an Extended Term Loan Commitment of a given Extension Series, an Other Term Loan Commitment, a Revolving Credit Commitment, an Incremental Revolving Credit Commitment of a given Incremental Series, an Extended Revolving Credit Commitment of a given Extension Series or Other Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term Benchmark Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning specified in Section 2.13(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication, in each case (other than in the case of clause (viii)) to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Swap Contracts or other derivative instruments and costs of surety bonds in connection with financing activities, and any bank fees and financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts) and annual agency, unused line, facility or similar fees paid under definitive documentation related to Indebtedness,

(ii) provision for Income Taxes of the Borrower and the Restricted Subsidiaries paid or accrued during such period (including tax distributions by the Borrower in respect thereof),

(iii) depreciation and amortization, including amortization of deferred financing fees and debt discounts,

(iv) Non-Cash Charges,

(v) the amount of any fee, loss, discount, charge, expense, cost, accrual or reserve of any kind incurred or accrued in connection with sales of (x) Receivables Assets and related assets in connection with a Receivables Facility and (y) Securitization Assets and related assets in connection with a Qualified Securitization Financing,

(vi) any costs or expenses (excluding Non-Cash Charges) incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

(vii) cash receipts (or reduced cash expenditures) to the extent of non-cash gains relating to such income that were deducted in the calculation of Consolidated EBITDA pursuant to clause (b)(i) below for any prior period,

(viii) the amount of “run rate” net cost savings, synergies and operating expense reductions (without duplication of any amounts added back pursuant to Section 1.11(c) in connection with a Specified Transaction) projected by the Borrower in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that the aggregate amount of cost savings, synergies and operating expense reductions added back pursuant to this clause (viii) and Section 1.11(c) in any period of four consecutive fiscal quarters shall not exceed an amount equal to 25% of Consolidated EBITDA for such period (calculated before giving effect to this clause (viii) and Section 1.11(c)); and

(ix) the amount of any minority interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of cash dividends declared or paid on Equity Interests of such non-wholly owned Restricted Subsidiaries held by third parties, less

(b) without duplication, in each case to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period (other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition),

(ii) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in a prior period, and

(iii) the amount of gain on sale of (x) Receivables Assets and related assets in connection with a Receivables Facility and (y) Securitization Assets and related assets in connection with a Qualified Securitization Financing.

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries.

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets, and investments in debt and equity securities pursuant to GAAP, (b) stock-based awards compensation expense including, but not limited to, non-cash charges, expenses or write-downs arising from stock options, stock appreciation or other similar rights, restricted stock or other equity incentive programs, and (c) other non-cash charges, expenses or write-downs (provided that if any non-cash charges, expenses and write-downs referred to in this paragraph represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Subsidiary Guarantor, but excluding any such Indebtedness in which the applicable Liens are junior to the Liens securing the Obligations minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that for purposes of determining the Consolidated First Lien Net Leverage Ratio for purposes of Sections 2.16(d)(iv) and 7.03(u) only, any cash proceeds of any Incremental Facility proposed to be drawn thereunder or Incremental Equivalent Debt proposed to be incurred will not be considered cash or Cash Equivalents under clause (b) hereof and the full amount of any Incremental Revolving Credit Commitments proposed to be established shall be deemed to be Indebtedness outstanding on such date.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period. For purposes of this definition, for the avoidance of doubt, Consolidated EBITDA as used in this definition will be calculated without giving effect to any revenue-related addbacks relating to the COVID-19 virus outbreak.

“Consolidated Interest Expense” means, for any period, the sum of (i) the interest expense (including that attributable to Capitalized Leases), net of interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and limited to such interest paid or payable in cash or received or receivable in cash during such period, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (ii) net payments, if any, made (less net payments, if any, received) pursuant to Swap Contracts with respect to Indebtedness, (iii) any cash payments made during such period in respect of the interest expense on such obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition consummated prior to the 2021 Effective Date or any Permitted Acquisition) and (iv) from and after the date that a

Holdings Restricted Payments Election is made, the amount of all Restricted Payments made pursuant to Section 7.06(c) from the Borrower to Holdings to fund cash interest payments by Holdings, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (d) fees and expenses associated with the consummation of the Transaction, (e) annual agency fees paid to the Administrative Agent and/or Collateral Agent, (f) any prepayment premium or penalty, (g) any interest expense or other fees or charges incurred with respect to any Escrowed Obligations (for the avoidance of doubt, so long as such Escrowed Obligations are held in escrow); (h) costs associated with obtaining Swap Contracts and breakage costs in respect of Swap Contracts; and (i) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any Receivables Facility or any Securitization Facility; provided that there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a) extraordinary items,

(b) unusual or non-recurring gains or losses, charges or expenses (including relating to the Transaction) and any charges, losses or expenses related to signing, retention or completion bonuses or recruiting costs, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, and pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities, costs and expenses relating to any registration statement, or registered exchange offer in respect of any Indebtedness permitted hereunder, integration and systems establishment costs, and cash restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date);

(c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(d) Transaction Expenses,

(e) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the 2021 Effective Date and any such transaction undertaken but not completed),

(f) [reserved],

(g) accruals and reserves that are established within twelve months after the 2021 Effective Date that are so required to be established as a result of the Transaction in accordance with GAAP,

(h) any unrealized net gains and losses (after any offset) resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(i) any after-tax gains or losses on disposal of disposed, abandoned or discontinued operations and any after-tax effect of gains and losses (less all fees and expenses related thereto) attributable to asset dispositions other than in the ordinary course of business,

(j) any net income (loss) for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, provided that Consolidated Net Income shall be increased by the amount of dividends or distributions that are actually paid in cash (or converted into cash) to the Borrower or a Restricted Subsidiary in respect of such net income in such period,

(k) to the extent (1) covered by insurance under which the insurer has been properly notified and has affirmed or consented to coverage in writing, expenses with respect to liability or casualty events, and (2) actually reimbursed in cash, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transaction or a Permitted Acquisition, and

(l) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (A) Swap Contracts for currency exchange risk and (B) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(ii) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(iii) any net after-tax income (loss) from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments; and (iv) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments, including to property, equipment, inventory and software and other intangible assets (including favorable and unfavorable leases and contracts) and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to or after the 2021 Effective Date (including any Permitted Acquisitions), or the amortization, write-off or write-down of any amounts thereof.

In addition, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include, without duplication, the amount of proceeds received or due from business interruption insurance (or third party or governmental payments of a similar nature or replacing lost revenue) or government support payments (other than loans, to the extent not forgivable).

“Consolidated Senior Secured Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Subsidiary Guarantor, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date.

“Consolidated Senior Secured Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases, debt obligations evidenced by promissory notes or similar instruments, unreimbursed drawings in respect of letters of credit (or similar facilities) and Guarantees of the foregoing (excluding, in each case, Indebtedness in respect of Qualified Securitization Financing or Receivables Facility), minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided, that for purposes of determining the Total Net Leverage Ratio for purposes of Sections 2.16(d)(iv) and 7.03(u) only, any cash proceeds of any Incremental Facility proposed to be drawn thereunder or Incremental Equivalent Debt proposed to be incurred will not be considered cash or Cash Equivalents under clause (b) hereof and the full amount of any Incremental Revolving Credit Commitments proposed to be established shall be deemed to be Indebtedness outstanding on such date.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date but excluding, in the case of clauses (a) and (b) above, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of accrued interest, (iv) the current portion of current and deferred income taxes and (v) deferred revenue.

“Contract Consideration” has the meaning specified in Section 2.06(b)(i)(B)(5).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” has the meaning assigned to such term in Section 10.26(b).

“Covered Party” has the meaning assigned to such term in Section 10.26(a).

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness (including unused commitments) incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that

(i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness (including unused commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including unused commitments) except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus upfront fees and original issue discount on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other customary fees and expenses in connection with such exchange, extension, renewal, replacement, repurchase, retirement or refinancing;

(ii) (A) such Indebtedness (other than Revolving Credit Commitments) has a final maturity no earlier than the Maturity Date of, and a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Refinanced Debt as originally in effect prior to any amortization or prepayments thereto and (B) such Indebtedness if consisting of Revolving Credit Commitments, have a maturity no earlier than, and do not have any commitment reductions that are not applicable to, the Refinanced Debt (except for commitment reductions applicable only to the period after the maturity date of the Refinanced Debt);

(iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, fees, premiums and optional prepayment or redemption terms) (A) reflect market terms and conditions at the time of issuance (as determined by the Borrower in good faith), (B) are not materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and any Previously Absent Financial Maintenance Covenant (provided the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified on or prior to the date of the incurrence (it being understood the consent of the Required Lenders shall not be required for such modification) of such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (I) both the applicable Refinanced Debt and the applicable exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness include a revolving credit facility and/or a term A loan facility (whether or not the documentation therefor includes any other facilities) and (II) the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of the revolving credit facility and/or term A loan facility thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of the Term B Loan Facility hereunder but shall be included for the benefit of the Revolving Credit Facility ~~hereunder and, if applicable as of such date, any outstanding Incremental Term Loans incurred under Incremental Term A Loan Commitments~~and/or the Term A Loan Facility hereunder, as applicable)), (C) are only applicable to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness or (D) are reasonably satisfactory to the Administrative Agent; provided that, at the Borrower’s election, to the extent any term or provision is added for the benefit of (X) the lenders of any such Indebtedness that consists of term B facilities, no consent shall be required from the Administrative Agent or the Lenders to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Term B Loan Facility (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to the Administrative Agent) or (Y) the lenders of any such Indebtedness that consists of revolving credit facilities or term A facilities, no consent shall be required from the Administrative Agent or the Lenders to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the Revolving Credit Facility and~~, if applicable as of such date, any outstanding Incremental Term Loans incurred under Incremental~~ the Term A Loan ~~Commitments~~Facility (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to the Administrative Agent) provided, further, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees); and

(iv) such Refinanced Debt (including unused commitments) shall be repaid, repurchased, retired, defeased, terminated or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Currency Due” has the meaning specified in Section 10.24.

“Cumulative Growth Amount” shall mean, on any date of determination, the sum of, without duplication,

(A) the greater of $167,500,000 and 40% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; plus

(B) an amount equal to 50% of Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) beginning on the first day of the fiscal quarter containing the 2016 Effective Date to the end of the most recently ended Test Period, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, provided that, for purposes of Sections 7.06(j) and 7.13(a)(v), the amount in this clause (A) shall only be available if the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant after giving effect to any such Restricted Payment or prepayment, redemption or repurchase actually made pursuant to Sections 7.06(j) or 7.13(a)(v); plus

(C) the amount of Net Cash Proceeds from the sale of Equity Interests of Holdings (or any direct or indirect parent of Holdings) (other than Excluded Contributions, amounts in respect of a issuance of Equity Interests made pursuant to Section 8.05 and issuances of Disqualified Equity Interests) or capital contributions to Holdings or any direct or indirect parent of Holdings after the 2016 Effective Date to the extent that such Net Cash Proceeds or capital contributions shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to make payments under Section 7.03(j) or make Restricted Payments pursuant to Section 7.06(g), plus

(D) the amount of Net Cash Proceeds from the issuance of Indebtedness by Holdings or any direct or indirect parent company of Holdings after the 2016 Effective Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination, plus

(E) Borrower Retained Prepayment Amounts, plus

(F) an amount equal to the aggregate Returns (not to exceed the original amount of such Investment) in respect of any Investment made since the 2016 Effective Date pursuant to Section 7.02(o) to the extent that such Returns did not increase Consolidated Net Income, minus

(G) the sum at the time of determination of (i) the aggregate amount of Investments made since the 2016 Effective Date pursuant to Section 7.02(o), (ii) the aggregate amount of Restricted Payments made since the 2016 Effective Date pursuant to Section 7.06(j) and (iii) the aggregate amount of prepayments, redemptions or repurchases made since the 2016 Effective Date pursuant to Section 7.13(a)(v).

“Cure Amount” has the meaning specified in Section 8.05(a).

“Cure Expiration Date” has the meaning specified in Section 8.05(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is five (5) SONIA Business Days prior to (A) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day and (b) 0.00%. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to ABR Loans plus (c) 2.0% per annum; provided that with respect to a Term Benchmark Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.26(b).

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, (e) at any time after the 2021 Effective Date has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approved of or acquiescence in any such proceeding or appointment; provided that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of: (x) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) in the case of a Solvent Lender, the precautionary appointment of an administrator, guardian, custodian or similar official by a Governmental Authority under or based on the Law of the country where such Lender is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide such Lender with immunity from the jurisdictions of courts within the United States of America or from enforcement of judgments or writs or attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Denomination Date” means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.06(a)(iv)(B)(2).

“Discount Range” has the meaning specified in Section 2.06(a)(iv)(C)(1).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.06(a)(iv)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(C)(1).

“Discount Range Proration” has the meaning specified in Section 2.06(a)(iv)(C)(3).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.06(a)(iv)(B)(1), Section 2.06(a)(iv)(C)(1) or Section 2.06(a)(iv)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.06(a)(iv)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Equity Interests.

“Disqualified Institutions” means, collectively, (x) those banks, financial institutions and other institutional lenders that have been separately identified in writing by the Borrower to the Joint Lead Arrangers in writing prior to November 17, 2021 or (y) (i) competitors of the Borrower and/or (ii) direct or indirect parent entities (or subsidiaries thereof) or subsidiaries of such competitors (in each case, other than any bona fide debt fund affiliates), in each case of this clause (y), designated in writing by the Borrower to the Joint Lead Arrangers prior to the 2021 Effective Date (or, for competitors that are operating companies and their Affiliates from to time thereafter, identified by the Borrower to the Administrative Agent) (without retroactive effect), and in the case of this clause (y), inclusive of any Affiliates thereof that are reasonably identifiable solely on the basis of the similarity of its name or otherwise identified in writing by the Borrower to the Administrative Agent (other than financial investors in competitors that are not operating companies or Affiliates of operating companies and other than bona fide diversified debt funds); provided that (I) the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates, (II) the Administrative Agent may make available to any Lender or prospective Lender, upon the request of such Lender or prospective Lender, the list of Disqualified Institutions and (III) a Lender may request to remove an entity from the list of Disqualified Institutions by submitting to the Borrower and the Administrative Agent conclusive evidence that such entity is outside the scope of clause (y) hereto. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or prospective Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made, or any information made available, to a Disqualified Institution by any Lender in violation hereof.

“Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event”.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time:

(a) with respect to any amount denominated in Dollars, such amount; and

(b) with respect to any amount denominated in an Alternative Currency, on any date, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan pursuant to Section 4063, 4203 or 4205 of ERISA or written notification that a Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Section 305 of ERISA; (d) the filing of a written notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings in writing by the PBGC to terminate a Pension Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA; or (g) the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property of any Loan Party or any ERISA Affiliate.

“Escrow” has the meaning provided in the definition of “Indebtedness.”

“Escrowed Obligations” has the meaning provided in the definition of “Indebtedness.”

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, for any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” means the lawful single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income,

(ii) depreciation, amortization and other non-cash charges and expenses incurred during such period, to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges and expenses representing an accrual or reserve for potential items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries completed during such period),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v) an amount equal to all cash received for such period on account of any net non-cash gain or income from Investments deducted in a previous period pursuant to clause (b)(iii)(B) below in this definition, and

(vi) an amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, over

(b) the sum, without duplication, of:

(i) an amount equal to all non-cash credits included in arriving at such Consolidated Net Income and cash losses, charges and expenses excluded by virtue of the definition of Consolidated Net Income,

(ii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of all scheduled principal payments of Term Loans made pursuant to Section 2.08(a) and (b), and (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other prepayments of Term Loans pursuant to Section 2.06 (except as set forth above), and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder)) to the extent financed with Internally Generated Cash,

(iii) an amount equal to the sum of (A) the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments to the extent included in arriving at Consolidated Net Income,

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries during such period),

(v) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vi) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures were not expensed during such period,

(vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(viii) the amount of cash taxes paid and, without duplication, cash distributions for payment of taxes, in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(ix) cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Assets” means (i) any fee-owned real property and any leasehold rights and leasehold interests in real property (it being understood that the Loan Documents shall not contain any requirements as to landlord waivers, estoppels and collateral access letters), (ii) motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement, (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) any governmental licenses or state or local franchises, charters and authorizations to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Laws (including rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition, limitation or restriction is ineffective under the UCC or other applicable Laws, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein (A) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Laws or (B) to the extent and for as long as it would violate the terms of any written agreement, license, lease or similar arrangement with respect to such asset or would require consent, approval, license or authorization (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right (in favor of a Person other than Holdings, the Borrower or any Subsidiary) pursuant to any “change of control” or other similar provision under such written agreement, license, lease or similar arrangement (except to the extent such provision is overridden by the UCC or other applicable Laws), (vi) (A) Margin Stock, (B) Equity Interests in any Captive Insurance Subsidiary, Receivables Subsidiary or Securitization Subsidiary and (C) Equity Interests (1) in any non-wholly owned Restricted Subsidiaries, but only to the extent that, and for so long as, (x) the Organization Documents or other agreements with respect to the Equity Interests of such non-wholly owned Restricted Subsidiaries with other equity holders (other than any such agreement where all of the equity holders party thereto are Loan Parties or Subsidiaries thereof) do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Restricted Subsidiary (other than the loss of such Equity Interests as a result of any such exercise of remedies) and (2) of Immaterial Subsidiaries, (vii) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws notwithstanding such prohibition, (viii) any assets if the creation or perfection of pledges of, or security interests in, such assets would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) letter of credit rights where the maximum amount of any such letter of credit is less than $5,000,000, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement, (x) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, (xi) any residual interest in assets sold or transferred in a Receivables Facility or a Securitization Facility and (xii) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower (as set forth in a written agreement between the Administrative Agent and the Borrower), the cost of obtaining a security interest in such assets exceeds the practical benefits to the Lenders afforded thereby; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in preceding clauses (i) through (xii) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in such clauses (i) through (xii)).

“Excluded Contribution” means the amount of capital contributions to the Borrower or Net Cash Proceeds from the sale or issuance of Qualified Equity Interests of the Borrower, in each case after the Closing Date (other than any amount to the extent designated as a Cure Amount) and designated by the Borrower to the Administrative Agent as an Excluded Contribution on or promptly after the date such capital contributions are made or such Equity Interests are sold or issued.

“Excluded Equity Interests” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary that is prohibited by applicable Law or Contractual Obligation existing on the Closing Date (or, in the case of any Subsidiary acquired after the Closing Date, any Contractual Obligation in existence at the time of the acquisition of such Subsidiary but not entered into in contemplation thereof) from guaranteeing the Obligations, (c)(x) any Foreign Subsidiary and (y) any Domestic Subsidiary that is a Subsidiary of (i) a Foreign Subsidiary that is a CFC or (ii) a FSHCO, (d) any FSHCO, (e) any Restricted Subsidiary prohibited from guaranteeing the Obligations under the terms of Indebtedness assumed pursuant to Section 7.03(h)(A); provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such Indebtedness is repaid, (f) any Immaterial Subsidiary, (g) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary and any Receivables Subsidiary, (h) any not-for-profit Subsidiary, (i) any Captive Insurance Subsidiary and (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse Tax consequences) of providing a Guarantee shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom. For avoidance of doubt, and notwithstanding anything herein to the contrary, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement and a Security Agreement Supplement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes until such time, if any, as such Restricted Subsidiary shall be released from the Subsidiary Guaranty. Notwithstanding the foregoing, any Restricted Subsidiary that is an obligor or guarantor of any Credit Agreement Refinancing Indebtedness or any Incremental Equivalent Debt shall not be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise (and similar) Taxes, any net-worth (and similar) Taxes (in lieu of net income Taxes) and branch profits Taxes, imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or maintains its principal office or applicable Lending Office (b) Taxes imposed by reason of any past, current or future connection between the Recipient and a jurisdiction (or any political subdivision thereof) other than solely as a result of entering into any Loan Document and receiving payments thereunder or enforcing any Loan Document, (c) any withholding Taxes imposed by any jurisdiction in which the Borrower is formed or organized on amounts paid or payable to or for the account of such Recipient pursuant to any Law in effect on the date on which (i) such Recipient becomes a party to this Agreement or any other Loan Document (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Lender changes its Lending Office, except in each such case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), (e) any U.S. federal withholding Taxes imposed under FATCA and (f) any U.S. federal backup withholding Taxes imposed under Section 3406 of the Code.

“Existing Credit Agreement” has the meaning specified in preliminary statements of this Agreement.

“Existing Revolver Tranche” has the meaning specified in Section 2.15(b).

“Existing Term Loan Tranche” has the meaning specified in Section 2.15(a).

“Expiring Credit Commitment” has the meaning specified in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.15(b).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.15(b).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(c).

“Extending Term Lender” has the meaning specified in Section 2.15(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.15 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.15(d).

“Extension Election” has the meaning specified in Section 2.15(c).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.

“Extension Request” means any Term Loan Extension Request or Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or Revolver Extension Series, as the case may be.

“Facility” or “Facilities” means the Term A Loan Facility, the Term B Loan Facility, a given Class of Incremental Term Loans, a given Extension Series of Extended Term Loans, a given Refinancing Series of Other Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments or any Other Revolving Credit Loan (or Commitment) as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to any of the foregoing.

“FCA” has the meaning specified in Section 1.14.

“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the NYFRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fifth Amendment” means that certain Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of the Fifth Amendment Effective Date, to this Agreement.

“ Fifth Amendment Effective Date” means June 1, 2026.

“Financial Covenant” has the meaning specified in Section 7.11.

“Financial Incurrence Test” has the meaning specified in Section 1.11(f).

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit R hereto (which agreement in such form or with changes immaterial to the interests of the Lenders thereto the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders thereto, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Fixed Basket Amounts” has the meaning specified in Section 1.11(f).

“Fixed Baskets” has the meaning specified in Section 1.11(f).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Casualty Event” has the meaning specified in Section 2.06(b)(x).

“Foreign Disposition” has the meaning specified in Section 2.06(b)(x).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary which is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, to this Agreement.

“Fourth Amendment Effective Date” means August 21, 2025.

“Free and Clear Incremental Amount” has the meaning specified in the definition of “Available Incremental Amount”.

“FSHCO” means any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs or other FSHCOs (in each case held directly or through Subsidiaries).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one (1) year from the date of its creation or matures within one (1) year from such date that is renewable or extendable, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations and Section 1.03(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the 2021 Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Holdings and each Subsidiary Guarantor.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Guaranty Supplement” has the meaning specified in the Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) is an Agent, Arranger, Lender or any Affiliate of an Agent, Arranger or Lender (i) with respect to each Secured Hedge Agreement outstanding on the 2021 Effective Date, on the 2021 Effective Date and (ii) with respect to any Secured Hedge Agreement entered into after the 2021 Effective Date, at any time that such Person enters into such Secured Hedge Agreement, in its capacity as a party thereto (and whether or not such Person subsequently ceases to be an Agent, Arranger, Lender or Affiliate of an Agent, Arranger or Lender), and such Person’s successors and assigns and (b) is identified by the Borrower to the Administrative Agent; it being understood that any such Person shall be deemed (i) to appoint the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article IX, Section 10.04, Section 10.16 and any applicable Intercreditor Agreement as if it were a Lender.

“Holdings” means Bright Horizons Capital Corp., a Delaware corporation, and any successor Person thereto that directly holds all of the issued and outstanding Equity Interests of the Borrower.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.

“Holdings Restricted Payments Election” has the meaning specified in Section 7.06(c).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning specified in Section 2.06(a)(iv)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Immaterial Subsidiary” means any Restricted Subsidiary that does not, as of the last day of the most recently completed fiscal quarter of the Borrower, have assets with a value in excess of 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four-quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries; provided that if (i) the aggregate assets then owned by all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall have a value in excess of 10.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such fiscal quarter or (ii) the combined revenues of all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such four-quarter period, the Borrower shall redesignate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries and comply with Section 6.11. Notwithstanding the foregoing, in no event shall any Restricted Subsidiary that is an obligor or guarantor of (i) any Credit Agreement Refinancing Indebtedness, (ii) any Incremental Equivalent Debt, (iii) any unsecured Indebtedness, (iv) any Indebtedness that is secured on a junior basis to the Obligations or (v) any Junior Financing, in the case of preceding clauses (iii), (iv) and (v), with an aggregate principal amount in excess of the Threshold Amount in any such case be designated as an Immaterial Subsidiary.

“Income Taxes” means, with respect to any Person, the foreign, federal, state and local taxes based on income or profits or capital, including state, franchise and similar taxes and withholding taxes of such Person (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments pursuant to clauses (a) through (l) of the definition of Consolidated Net Income.

“Incremental Amendment” has the meaning specified in Section 2.16(f).

“Incremental Commitments” has the meaning specified in Section 2.16(a).

“Incremental Delayed Draw Term Commitments” has the meaning specified in the definition of “Available Incremental Amount”.

“Incremental Delayed Draw Term Loans” has the meaning specified in the definition of “Available Incremental Amount”.

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(u).

“Incremental Facility” means any Facility consisting of Incremental Term Loans, Incremental Revolving Loans, Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments.

“Incremental Facility Closing Date” has the meaning specified in Section 2.16(d).

“Incremental Lenders” has the meaning specified in Section 2.16(c).

“Incremental Loan” has the meaning specified in Section 2.16(b).

“Incremental Loan Request” has the meaning specified in Section 2.16(a).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.16(a).

“Incremental Revolving Credit Lender” has the meaning specified in Section 2.16(c).

“Incremental Revolving Loan” has the meaning specified in Section 2.16(b).

“Incremental Series” means all Incremental Term Loans, Incremental Revolving Loans, Incremental Term Commitments or Incremental Revolving Credit Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent that such Incremental Amendment expressly provides that the Incremental Term Loans, Incremental Revolving Loans, Incremental Term Commitments or Incremental Revolving Credit Commitments provided for therein are intended to be a part of any previously established Incremental Series) and that provide for identical terms, including the same All-In Yield and amortization schedule.

“Incremental Term A Loan Commitments” has the meaning specified in Section 2.16(a).

“Incremental Term A Loan” means the Loans made by an Incremental Lender pursuant to its Incremental Term A Loan Commitments.

“Incremental Term B Loan Commitments” has the meaning specified in Section 2.16(a).

“Incremental Term B Loan” means the Loans made by an Incremental Lender pursuant to its Incremental Term B Loan Commitments.

“Incremental Term Commitments” has the meaning specified in Section 2.16(a).

“Incremental Term Lender” has the meaning specified in Section 2.16(c).

“Incremental Term Loan” has the meaning specified in Section 2.16(b).

“Incurrence-Based Amounts” has the meaning specified in Section 1.11(f).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation or purchase price adjustment until such obligation is not paid after becoming due and payable and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) solely for purposes of Section 7.03, all obligations of such Person under or in respect of any Receivables Facility and any Securitization Facility; and

(i) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include:

(1) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset; and

(2) Non-Finance Lease Obligations.

For all purposes hereof, (A) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (C) the amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby.

Notwithstanding the foregoing, other than in connection with making an LCT Election, Indebtedness will be deemed not to include obligations (“Escrowed Obligations”) incurred or otherwise outstanding in advance of, and the proceeds of which are to be applied in connection with, a transaction (including any repayment, prepayment or redemption of Indebtedness as to which a notice thereof has been delivered to the applicable holders thereof), solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available for any other purpose (it being understood that in any event, any such proceeds held in such Escrow shall be deemed to represent restricted cash for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Total Net Leverage Ratio); provided that upon the release of the proceeds of Escrowed Obligations from such Escrow such obligations, to the extent outstanding after such release, shall constitute Indebtedness that is incurred on such date.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Assets or Operations” means, with respect to any direct or indirect parent of the Borrower, that such parent’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Holdings, the Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent financial statements of such parent, is more than 5.0% of such parent’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction.

“Information” has the meaning specified in Section 10.08.

“Intercompany Note” means the Intercompany Note, substantially in the form of Exhibit J.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Coverage Ratio” means, as of any date of determination, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA for the most recent Test Period to (b) Consolidated Interest Expense for the most recent Test Period.

“Interest Payment Date” means, (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any ABR Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; and (c) as to any SONIA Rate Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter (or to the extent agreed to by each Lender of such Term Benchmark Loan, twelve months or less than one month thereafter), as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Committed Loan Notice.

“Internally Generated Cash” means cash of the Borrower and the Restricted Subsidiaries not constituting (w) proceeds of the issuance of (or contributions in respect of) Equity Interests, (x) proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility), (y) proceeds of Dispositions pursuant to Sections 7.05(k) and (s) and Casualty Events or (z) solely with respect to calculating Excess Cash Flow, proceeds of Dispositions pursuant to Section 7.05 (other than Sections 7.05(k) and (s)) to the extent such Dispositions were not included in the calculation of Consolidated Net Income; provided that any cash constituting Internally Generated Cash shall not be converted into non-Internally Generated Cash solely by reason of being transferred among the Borrower and the Restricted Subsidiaries via an intercompany loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment, less an amount equal to the aggregate Returns in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Judgment Currency” has the meaning specified in Section 10.24.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan, Incremental Term Loan, Other Term Loan, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means JPMorgan Chase Bank, N.A. and any other Lender or Affiliate of a Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such L/C Issuer (and such Affiliate shall be deemed to be an “L/C Issuer” for all purposes of the Loan Documents).

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“LCT Election” has the meaning specified in Section 1.12.

“LCT Test Date” has the meaning specified in Section 1.12.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lender-Related Persons” means each Lender, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit, which shall be substantially in the form of Exhibit H or such other form as the relevant L/C Issuer may reasonably require.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Transaction” means (a) (i) any acquisition or Investment, including by way of merger or consolidation, of any assets, business or Person permitted by this Agreement that the Borrower or one or more of the Restricted Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (ii) Investments, the incurrence or issuance of Indebtedness or Liens, repayments, repurchases, redemptions or refinancing of Indebtedness, Restricted Payments and the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with any of the transactions described in the foregoing sub-clause (i), (b) any repayment, repurchase, redemption or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice, which may be conditional) is required to be delivered and (c) any dividends or distributions on, or redemptions of, Equity Interests not prohibited by this Agreement declared or requiring irrevocable notice in advance thereof.

“Loan” means an extension of credit by a Lender to the Borrower in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (iv) each Guaranty, (v) the Collateral Documents, (vi) the Intercompany Note, (vii) each Letter of Credit Application and (viii) after the execution and delivery thereof, each Intercreditor Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve system, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary (a) for consideration (including any assumed Indebtedness) in an aggregate amount equal to or greater than the lesser of (i) $60,000,000 and (ii) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis or (b) which requires an amendment, modification or waiver of the terms of this Agreement in order to consummate such acquisition.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

“Material Disposition” means any Disposition by the Borrower or any Restricted Subsidiary for consideration (including any assumed Indebtedness) in an aggregate amount equal to or greater than the lesser of (a) $60,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis.

~~“Material Indebtedness” means the 2024 Term B Loans and any Indebtedness incurred to refinance, refund or replace any of the 2024 Term B Loans.~~

~~“Material Indebtedness Maturity Date” has the meaning provided in the definition of “Maturity Date.”~~

“Material IP Rights” means IP Rights that are material to the business of the Borrower and its Subsidiaries, taken as a whole, as determined in good faith by the Borrower.

“Maturity Date” means (a) with respect to the Revolving Credit Facility and Swing Line Loans, April 17, 2030~~; provided that if, Material Indebtedness has a maturity date that is on or prior to April 17, 2030 (the “Material Indebtedness Maturity Date”), then the Maturity Date shall be the date that is 91 days prior to the Material Indebtedness Maturity Date unless the Borrower satisfies the Minimum Liquidity Threshold on the date that is 91 days prior to the Material Indebtedness Maturity Date, (b) [reserved],~~, (b) with respect to the 2026 Term A Loans, April 17, 2030, (c) with respect to the 2021 Term B Loans, the seventh anniversary of the 2021 Effective Date, (d) with respect to the 2024 Term B Loans, the seventh anniversary of the 2021 Effective Date, (e) with respect to the 2025 Term B Loans, the seventh anniversary of the Fourth Amendment Effective Date, (f) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (g) with respect to any Other Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (h) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“MFN Protection” has the meaning specified in Section 2.16(e)(iii).

~~“Minimum Liquidity Threshold” shall be satisfied if, as of any date of determination, (a) the sum of (i) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date plus (ii) the sum of (x) the aggregate Revolving Credit Commitments as of such date minus (y) the aggregate Revolving Credit Exposure as of such date minus (iii) the aggregate principal amount of any Material Indebtedness outstanding as of such date, exceeds (b) $200,000,000.~~

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or by monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under, or that is secured by, the Loan Documents, Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes (or Restricted Payments that are made in respect of Taxes permitted hereunder) paid or reasonably estimated to be actually payable in connection therewith (including Taxes imposed on the actual or deemed distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described above; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or issuance of Equity Interests, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) all Taxes paid or reasonably estimated to be payable as a result thereof (including Taxes imposed on the actual or deemed distribution or repatriation of any such Net Cash Proceeds), fees (including, the investment banking fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, in each case incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance (and with respect to any issuance of Equity Interests by any direct or indirect parent of the Borrower, the amount of cash from such issuance of Equity Interests contributed to the capital of the Borrower).

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(g).

“Non-Finance Lease” means any lease of any property (whether real, personal or mixed) by a Person as lessee that, in conformity with GAAP (for the avoidance of doubt, subject to Section 1.03(b)), is not and is not required to be accounted for as a capital lease or finance lease on the balance sheet of such Person. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease.

“Non-Finance Lease Obligation” means an obligation under a Non-Finance Lease.

“Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document (including each Guaranty) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations, in each of clauses (x), (y) and (z) including interest, fees and expenses that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, premium, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 5.20(c).

“Offered Amount” has the meaning specified in Section 2.06(a)(iv)(D)(1).

“Offered Discount” has the meaning specified in Section 2.06(a)(iv)(D)(1).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.06(b)(ii).

“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under any Loan Document, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except for any such Tax imposed in connection with an assignment (other than an assignment pursuant to Section 3.06(a)), transfer, sale of participation or other voluntary transfer and except, for the avoidance of doubt, any Excluded Taxes.

“Other Term Loan Commitments” means one or more Classes of Term ~~Loan~~ Commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means Bright Horizons Family Solutions Inc., a Delaware corporation.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.06(a)(iv)(C)(2).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment” has the meaning provided in Section 9.15.

“Payment Notice” has the meaning provided in Section 9.15.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Holdings Refinancing Debt” means any Indebtedness incurred by the Borrower or any Subsidiary Guarantor permitted under Section 7.03; provided, that such Indebtedness (i)(x) is secured on a junior basis to the Obligations or (y) is unsecured, (ii) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, (iii) the documentation for such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions (except with respect to change of control, asset sale and event of loss mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness (other than, in the case of clause (x), for annual nominal amortization payments not to exceed 1% of the original aggregate principal amount of such Indebtedness), (iv) in the case of clause (x), shall be subject to a Second Lien Intercreditor Agreement and (v) the documentation with respect to any such Indebtedness shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) not materially more restrictive (taken as a whole) in respect to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness).

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations, is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ii) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor, (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) in the case of any notes, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the Maturity Date of the Indebtedness being refinanced at the time such Indebtedness is incurred.

“Permitted Liens” means any Lien permitted to be outstanding pursuant to Section 7.01.

“Permitted Non-Loan Party Indebtedness Amount” means (a) the greater of (i) $517,500,000 and (ii) the product of (x) 1.25 and (y) Consolidated EBITDA for the most recent Test Period, calculated on a Pro Forma Basis, minus (b) the aggregate principal amount of all Indebtedness (including any Permitted Refinancing thereof) of Non-Loan Parties which is outstanding at any time under Sections 7.03(h)(B), (n), (w), (x) and (y)(i) and, without duplication, the aggregate amount of Guarantees outstanding at any time by Non-Loan Parties of Indebtedness of the Borrower or any Subsidiary Guarantor outstanding at any time under Sections 7.03(h)(B), (n), (u), (w), (x) and (y)(i).

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured loans or notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ii) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor, (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided further that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement and (iv) in the case of any notes, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Maturity Date of the Indebtedness being refinanced at the time such Indebtedness is incurred.

“Permitted Ratio Debt” means any unsecured Indebtedness incurred by the Borrower or any Subsidiary Guarantor or any Indebtedness incurred by any Restricted Subsidiary that is not a Guarantor so long as either, at the Borrower’s election, (x) the Total Net Leverage Ratio for the Borrower’s most recently ended Test Period preceding the date on which such additional Indebtedness is incurred would have been no greater than 5.50 to 1.00 or (y) the Interest Coverage Ratio for the Borrower’s most recently ended Test Period preceding the date on which such additional Indebtedness is incurred would have been no less than 2.00 to 1.00, in each case, determined on a Pro Forma Basis; provided, that, in the case of any unsecured Indebtedness incurred by the Borrower or any Subsidiary Guarantor, such Indebtedness does not mature or, in the case of any notes, have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is 91 days after the Latest Maturity Date with respect to Term Loans at the time such Indebtedness is incurred; provided, however, that any such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness which does not satisfy the requirements of the preceding proviso so long as, subject to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of the preceding proviso.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, extension or replacement of any Indebtedness of such Person (including, for the avoidance of doubt, any one or more successive modifications, refinancings, refundings, renewals, extensions or replacements); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, extended or replaced except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus other amounts paid (including original issue discount and upfront fees), and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, extension or replacement has a final maturity equal to or later than the final maturity of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (or, if earlier, the date that is 91 days after the Latest Maturity Date), and has a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (as originally in effect prior to any amortization or prepayments thereof), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) such modification, refinancing, refunding, renewal, extension or replacement is incurred or guaranteed only by Persons who were the obligors or guarantors of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced and such new or additional obligors or guarantors that are or become Loan Parties.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness, (ii) in the case of any notes, does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Indebtedness being refinanced at the time such Indebtedness is incurred and (iii) is not at any time guaranteed by any Person other than a Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Loan Documents at such time.

“Principal L/C Issuer” means JPMorgan Chase Bank, N.A. and any L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $500,000.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priming Indebtedness” has the meaning specified in Section 10.01(j).

“Priming Transaction” has the meaning specified in Section 10.01(j).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time and, if applicable and without duplication, Term Loans of all Lenders under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC Credit Support” has the meaning assigned to such term in Section 10.26.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Jurisdiction” means (a) the United States, the United Kingdom, the Netherlands and the Commonwealth of Australia, in each case, including any states, provinces or other similar local units therein and, for the avoidance of doubt, in the case of the United Kingdom, including England and Wales, Scotland and Northern Ireland and (b) any other jurisdiction approved by the Administrative Agent and the Lenders for the applicable Facility (such approval not to be unreasonably withheld, conditioned or delayed).

“Qualified Securitization Financing” means any Securitization Facility constituting a securitization financing facility that meets the following conditions: (a) the Borrower will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets to the applicable Person or Securitization Subsidiary are made at Fair Market Value.

“Qualifying Lender” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Ratio Incremental Amount” has the meaning specified in the definition of “Available Incremental Amount”.

“Receivables Assets” means (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Receivables Facility.

“Receivables Facility” means any of one or more receivables financing facilities (and any guarantee of such financing facility), the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities and any Standard Securitization Undertakings) to the Borrower and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its Receivables Assets for Fair Market Value to either (i) a Person that is not the Borrower or a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not the Borrower or a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities that engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which any Subsidiary makes an Investment and to which any Subsidiary transfers accounts receivables and related assets.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer and (d) the Swing Line Lender (if any).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is SONIA, then four Business Days prior to such setting, (4) if such Benchmark is the AUD Bank Bill Rate, 11:00 a.m., Sydney time, on the first date of such setting or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or the AUD Bank Bill Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning specified in the definition of Credit Agreement Refinancing Indebtedness.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same amortization schedule.

“Register” has the meaning specified in Section 10.07(d).

“Regulation D” shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Rejected Amounts” has the meaning specified in Section 2.06(b)(ix).

“Rejection Notice” has the meaning specified in Section 2.06(b)(ix).

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, Adjusted Term SOFR, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, (iii) with respect to any Borrowing denominated in Pounds Sterling, Daily Simple SONIA and (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Bank Bill Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate and (iii) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (i) any prepayment, refinancing, substitution or replacement of all or a portion of the 2025 Term B Loans with the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (including any Replacement Term Loans) the primary purpose of which is to reduce the All-In Yield of such debt financing relative to the All-In Yield of such 2025 Term B Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the 2025 Term B Loans; but excluding, in any such case, any refinancing of 2025 Term B Loans in connection with a Change of Control, Material Acquisition, Material Disposition or an increase in the aggregate principal amount of the Term Loans (including by adding a new Class of Term Loans other than any term A loans).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that (i) the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders and (ii) with respect to amendments, waivers or modifications to Section 7.11 or the defined terms used solely for purposes of Section 7.11, including waivers of any Default resulting from a breach of Section 7.11, Required Facility Lenders shall mean the Revolving Credit Lenders and 2026 Term A Lenders, if any, voting together as one Facility.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments, provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Total Outstandings with respect to the Revolving Credit Loans, Swing Line Loans and L/C Obligations (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments, provided that the Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings with respect to the 2026 Term A Loans and (b) aggregate unused 2026 Term A Loan Commitments, provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, any secretary or assistant secretary or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary; provided that notwithstanding the foregoing, in no event will any Receivables Subsidiary or Securitization Subsidiary be considered a Restricted Subsidiary for purposes of Sections 8.01(e), (f) or (h).

“Returns” means, with respect to any Investment, any repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts actually received in cash or Cash Equivalents (or actually converted into cash or Cash Equivalents) by the Borrower or any of the Restricted Subsidiaries; provided that, with respect to any Investment permitted under Section 7.02, the aggregate amount of repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts constituting Returns shall not exceed the original amount of such Investment made pursuant to such Section.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of the commencement of a new Interest Period with respect to an Alternative Currency Loan pursuant to Section 2.02, (iii) each date that is three Business Days before an Interest Payment Date with respect to an Alternative Currency Loan and (iv) such additional dates as the Administrative Agent shall reasonably determine or as shall reasonably be required by the Required Revolving Lenders with respect to such Class of Revolving Credit Loans; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) with respect to an Alternative Currency Letter of Credit, each date that is the first Monday following the fourth Saturday of each month or, if such date is not a Business Day, the next succeeding Business Day and (v) such additional dates as the Administrative Agent or any applicable L/C Issuer shall reasonably determine or the Required Revolving Lenders shall reasonably require.

“Revolver Extension Request” has the meaning specified in Section 2.15(b).

“Revolver Extension Series” has the meaning specified in Section 2.15(b).

“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule ~~I~~II to the ~~Third~~Fifth Amendment under the caption “Total Revolving Credit Commitment” or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~900,000,000.00~~1,000,000,000.00 as of the ~~Third~~Fifth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means the Revolving Credit Commitments and the Revolving Credit Loans.

“Revolving Credit Facility Joint Lead Arrangers ~~and~~, Joint Bookrunners and Syndication Agents” means ~~JPMorgan Chase Bank, N.A.,~~ BofA Securities, Inc., ~~Citigroup Global Markets Inc., Citizens~~JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a Joint Lead Arranger ~~and~~, Joint Bookrunner and Syndication Agent with respect to the Revolving Credit Facility under this Agreement.

“Revolving Credit Facility Joint Lead Arrangers and Syndication Agents” means ~~Barclays Bank PLC, Capital One, National Association, HSBC Securities (USA), Inc~~Citizens Bank, N.A., PNC Capital Markets LLC and Santander Bank, N.A., each in its capacity as a Joint Lead Arranger and Syndication Agent with respect to the Revolving Credit Facility under this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, which has outstanding Revolving Credit Loans or other Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means, as the context requires, a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, to this Agreement.

“Second Amendment Effective Date” means December 11, 2024.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit S hereto (which agreement in such form or with changes that are immaterial to the interests of the Lenders thereto the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders thereto, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Asset” means (a) any accounts receivable or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clauses (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Assets under a Receivables Facility to repurchase Receivables Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to, the seller.

“Securitization Subsidiary” means any Subsidiary of the Borrower in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary transfers Securitization Assets and related assets.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 7.03, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.06(a)(iv)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(D)(1).

“Solicited Discount Proration” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to generally pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Daily Simple SONIA.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Default” means any Event of Default under Section 8.01(a) or (f).

“Specified Discount” has the meaning specified in Section 2.06(a)(iv)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.06(a)(iv)(B) substantially in the form of Exhibit O.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit Q, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.06(a)(iv)(B)(3).

“Specified Representations” means the representations and warranties set forth in Sections 5.01(a) (with respect to organizational existence of the Borrower and the Guarantors), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.13, 5.16, 5.17 and 5.19 (subject to modification as relates to the Collateral being acquired by the applicable Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under the relevant Incremental Amendment).

“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person, (vi) any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or (vii) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit, unless such Indebtedness (x) has been permanently repaid and has not been replaced or (y) the proceeds therefrom are used for other than working capital purposes or general corporate purposes in the ordinary course of business), Restricted Payment, Incremental Revolving Credit Commitment, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” or that requires “Pro Forma Compliance”.

“Spot Rate” means, on any date, for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on such date; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. For purposes of determining the Spot Rate in connection with an Alternative Currency Borrowing, such Spot Rate shall be determined as of the Denomination Date for such Borrowing with respect to the transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Submitted Amount” has the meaning specified in Section 2.06(a)(iv)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.06(a)(iv)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11. For avoidance of doubt, and notwithstanding anything herein to the contrary, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement and a Security Agreement Supplement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes until such time, if any, as such Restricted Subsidiary shall be released from the Subsidiary Guaranty.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning assigned to such term in Section 10.26.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means a Lender appointed by the Borrower as swing line lender, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agents” means the Term A Joint Lead Arrangers and Syndication Agents (in their capacities as Syndication Agents), the Term B Syndication Agents and the Revolving Credit Facility Joint Lead Arrangers and Syndication Agents (in their capacities as Syndication Agents).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on 19 November 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A ~~Lender” has the meaning specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date.~~Joint Lead Arrangers, Joint Bookrunners and Syndication Agents” means BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, each in its capacity as a Joint Lead Arranger, Joint Bookrunner and Syndication Agent with respect to the Term A Loan Facility under this Agreement.

“Term A Joint Lead Arrangers and Syndication Agents” means Citizens Bank, N.A., PNC Capital Markets LLC and Santander Bank, N.A., each in its capacity as a Joint Lead Arranger and Syndication Agent with respect to the Term A Loan Facility under this Agreement.

~~“Term A Loan Increase” has the meaning specified in Section 2.16(a).~~

~~“Term A Loans” has the meaning specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date.~~

“Term ~~B~~A Loan Facility” means the ~~2025~~2026 Term ~~B~~A Loan Commitments and the ~~2025~~2026 Term ~~B~~A Loans.

“Term ~~B~~A Loan Increase” has the meaning specified in Section ~~2.16(a)~~2.16(a).

“Term B Joint Lead Arrangers and Joint Bookrunners” means ~~BofA Securities, Inc., Citigroup Global Markets Inc., Citizens Bank, N.A.,~~ JPMorgan Chase Bank, N.A. ~~and~~, BofA Securities, Inc., Wells Fargo Securities, LLC, Citizens Bank, N.A. and PNC Capital Markets LLC each in its capacity as a Joint Lead Arranger and Joint Bookrunner with respect to the Term B Loan Facility under this Agreement.

“Term B Loan Facility” means the 2025 Term B Loan Commitments and the 2025 Term B Loans.

“Term B Loan Increase” has the meaning specified in Section 2.16(a).

“Term B Syndication Agents” means Barclays Bank PLC, Capital One, National Association, HSBC Securities (USA), Inc., PNC Capital Markets LLC and Santander Bank, N.A., each in its capacity as a Syndication Agent with respect to the Term B Loan Facility under this Agreement.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate.

“Term Benchmark Rate” means the Adjusted Term SOFR, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate, as applicable.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01 or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Term Commitment” means a 2026 Term A Loan Commitment, 2025 Term B Loan Commitment, an Incremental Term Commitment of a given Incremental Series, an Extended Term Loan Commitment of a given Extension Series or an Other Term Loan Commitment, as the context may require.

“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.

“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan at such time.

“Term Loan” means any 2026 Term A Loan, 2025 Term B Loan, any Extended Term Loan, any Incremental Term Loan or any Other Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning specified in Section 2.15(a).

“Term Loan Extension Series” has the meaning specified in Section 2.15(a).

“Term Loan Increase” has the meaning specified in Section 2.16(a).

“Term Note” means, as the context requires, a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2021 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021), and a Test Period shall be deemed to end on the last day thereof.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Third Amendment” means that certain Refinancing Amendment, dated as of the Third Amendment Effective Date, to this Agreement.

“Third Amendment Effective Date” means April 17, 2025.

“Threshold Amount” means the greater of $125,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis.

“Total Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Transaction” means the transactions related to or incidental to, consisting of or in connection with the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment, the Fifth Amendment and the payment of Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, any direct or indirect parent holding company of Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR, the Adjusted EURIBOR Rate, the Base Rate, Adjusted Daily Simple SONIA or the AUD Bank Bill Rate.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2021, prepared in accordance with GAAP.

“Uniform Commercial Code” and “UCC” mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, in each case until such time (if any) as the board of directors of the Borrower designates any such Subsidiary as a Restricted Subsidiary pursuant to Section 6.14.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The word “or” is not exclusive.

(v) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness (or, in the case of any of the foregoing, any portion thereof) (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more of the “baskets” or categories of transactions permitted pursuant to any clause of such Sections or the definition of “Available Incremental Amount” (including within any applicable sub-clauses, sub-categories or sub-items thereunder), such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses at the time of such transaction or incurrence thereof or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and the Borrower may, in its sole discretion, classify and reclassify and, from time to time, later divide, classify or reclassify such Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness (or any portion thereof) among such clauses (including within any applicable sub-clauses, sub-categories or sub-items thereunder) in any manner not expressly prohibited by this Agreement.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything in this Agreement to the contrary, unless the Borrower has notified the Administrative Agent in writing that this Section 1.03(b) shall not apply with respect to an applicable Test Period on or prior to the delivery of financial statements for such Test Period pursuant to Section 6.01, the determination of whether a lease is a Capitalized Lease or a Non-Finance Lease shall, in each case, be determined without giving effect to ASC 842 (Leases), except that financial statements delivered pursuant to Section 6.01 shall be prepared in accordance with GAAP (including giving effect to ASC 842 (Leases)) as in effect at the time of such delivery).

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Performance. When the performance of any covenant, duty or obligation is stated to be required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Currency Equivalents Generally.

(a) With respect to Articles II, IX and X, the Administrative Agent or applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Loans and Letters of Credit outstanding hereunder denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts for such purpose between the applicable currencies until the next Revaluation Date to occur.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or a SONIA Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Term Benchmark Loan, SONIA Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 and above of a unit being rounded upward), as determined by the Administrative Agent or the relevant L/C Issuer, as the case may be.

(c) Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later).

(d) For purposes of determining the Consolidated First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(e) Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(f) For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

SECTION 1.09 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.10 Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

SECTION 1.11 Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, and Interest Coverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA shall be calculated in the manner prescribed by this Section 1.11; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.11, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable Rate”, for purposes of Section 2.06(b)(i) and Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower) (it being understood that for purposes of determining pro forma compliance with Section 7.11, if (i) no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level and (ii) all Test Periods with an applicable level cited in Section 7.11 have passed, the applicable level shall be the level for the last Test Period cited in Section 7.11 with an indicated level).

(b) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.11) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent Test Period) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after the date of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.11(c) shall be subject to the limitation set forth in the further proviso of clause (a)(viii) of the definition of “Consolidated EBITDA”.

(d) In the event that (w) the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (x) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Equity Interests, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, repurchase or repayment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Equity Interests will be given effect as if the same had occurred on the first day of the applicable Test Period).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

(f) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) (any such amounts or transactions, the “Fixed Basket Amounts”) in reliance on a provision of this Agreement (including Revolving Credit Loans and, to the extent established or incurred under the Free and Clear Incremental Amount, Incremental Facilities and Incremental Equivalent Debt) that does not require compliance with a Financial Incurrence Test hereunder (any such provisions, including for the avoidance of doubt, any grower component based on Consolidated EBITDA, the “Fixed Baskets”), in each case, substantially concurrently with any amounts incurred or transactions entered into (or consummated) (any such amounts or transactions, the “Incurrence-Based Amounts”) in reliance on a provision of this Agreement that requires compliance with any financial ratio or test (including pro forma compliance with Section 7.11, any Consolidated First Lien Net Leverage Ratio test, any Consolidated Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Interest Coverage Ratio test) (any such financial ratio or test, a “Financial Incurrence Test”), it is understood and agreed that the Fixed Basket Amounts shall be disregarded in the calculation of any Financial Incurrence Test applicable to Incurrence-Based Amounts in connection with such substantially concurrent incurrence; provided that, notwithstanding anything else provided herein, any provision of this Agreement that is expressly limited by a fixed-dollar limitation (including any grower component based on a percentage of Consolidated EBITDA) and that includes, as a condition to utilization thereof or to entering into or consummating applicable amounts or transactions in reliance on such provision limited by a fixed-dollar limitation, a requirement of compliance with a Financial Incurrence Test, shall constitute a “Fixed Basket” hereunder.

SECTION 1.12 Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of:

(a) determining compliance with any provision of this Agreement (other than actual compliance with the Financial Covenant) which requires calculation of the Interest Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Total Net Leverage Ratio or any other applicable ratio,

(b) testing the amount or availability under baskets set forth in this Agreement (including the Cumulative Growth Amount and any baskets based on Consolidated EBITDA or Consolidated Net Income), or

(c) determining other compliance with this Agreement (including the determination of the accuracy of representations and warranties and/or whether a Default or Event of Default (or any subset of Defaults or Events of Default) has occurred, is continuing or would result therefrom),

(d) in each case, in connection with a Limited Condition Transaction, the date of testing compliance with any ratio or provision of this Agreement (including whether any Default or Event of Default has occurred, is continuing or would result therefrom) and the date of testing the amount or availability of any basket shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreement or a binding letter of intent for such Limited Condition Transaction is entered into (or, at the Borrower’s election, the date of commencement of any tender offer or date of public notice or public offer for such Limited Condition Transaction) or the date of delivery of irrevocable notice with respect to such Limited Condition Transaction, as applicable (the “LCT Test Date”), and if, after such ratios, baskets and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios, baskets and provisions, such ratios, baskets and provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any such ratios, baskets or other provisions for which compliance was determined or tested as of the LCT Test Date (including with respect to the incurrence of Indebtedness) are not satisfied as a result of fluctuations in such ratios or baskets (including due to fluctuations in Consolidated EBITDA or other components of such ratios or baskets) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, baskets and other provisions will not be deemed to have failed to be satisfied or exceeded (or, with respect to the Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions are permitted hereunder; provided, however, if any ratios or baskets improve as a result of such fluctuations, such improved ratios or baskets may be utilized and (y) such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions, unless the Borrower subsequently elects, in its sole discretion, to test such ratios and other provisions on the date such Limited Condition Transaction and related transactions are consummated. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, binding letter of intent, tender offer, public offer or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or other provision (other than testing actual compliance with the Financial Covenant) shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.13 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Revolving Loans, Other Revolving Credit Loans, Extended Revolving Credit Loans, Incremental Term Loans, Other Term Loans, Extended Term Loans or loans incurred under a new credit facility under this Agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

SECTION 1.14 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.15 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.16 Additional Borrowers. The Borrower may from time to time designate one or more Additional Borrowers for purposes of this Agreement, subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). In connection with any such designation, (a) the Borrower and the Administrative Agent shall be permitted to amend this Agreement and any applicable Loan Documents to give effect to the appointment of such Additional Borrower (including to (x) disambiguate certain uses of the word “Borrower” and related terms hereunder, (y) with respect to any Additional Borrower not organized in the United States, modify the Collateral and Guarantee Requirements to provide for the grant of such security interests and perfection steps as are customary in its jurisdiction of organization (as determined mutually in good faith by the Administrative Agent and the Borrower) and (z) with respect to any Additional Borrower not organized in the United States, implement any capital maintenance, liquidity maintenance, financial assistance, corporate benefit, thin capitalization rules, regulatory restrictions and similar principles to the extent necessary or customary in the applicable Qualified Jurisdiction) (collectively, the “Additional Borrower Changes”), and (b) the Administrative Agent shall condition its approval on (i) receipt of legal opinions, certificates of resolutions or other actions, incumbency certificates and/or other certificates that are (x) in the case of Loan Parties organized in the United States, consistent with those delivered on the Third Amendment Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (y) in the case of Loan Parties organized outside of the United States, customary for borrowers or guarantors in the applicable Qualified Jurisdiction (as determined mutually in good faith by the Administrative Agent and the Borrower) and (ii) receipt of at least three Business Days prior to such designation of an Additional Borrower (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Additional Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by any applicable Revolving Credit Lender at least six Business Days prior to such designation date, which documentation or other information shall be reasonably acceptable to such Revolving Credit Lender. Any amendments implementing Additional Borrower Changes will become effective without any further action or consent of any Lender or any other party to this Agreement or any other Loan Document (except as specified in the definition of Qualified Jurisdiction). At any time and from time to time, any Additional Borrower may elect to terminate its ability to request Borrowings hereunder and to cease to be an Additional Borrower upon the occurrence of all of the following: (a) such resigning Additional Borrower shall have paid in full in cash all of its direct Obligations under each applicable Facility, unless after such resignation, any other Borrower remains to be liable with respect to the Obligations under such applicable Facility; and (b) such resigning Additional Borrower shall have delivered to the Administrative Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Guarantor (if any) and such obligations, to the extent applicable, shall continue to be effective in accordance with the Guarantee (if any) to which it is a party and the other provisions and undertakings hereunder related thereto. This Section 1.16 shall supersede any provisions in Section 10.01 to the contrary.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings.

~~(i) [Reserved].~~

(i) Pursuant to the terms and subject to the conditions of the Fifth Amendment, each 2026 Term A Lender has made a term loan denominated in Dollars to the Borrower in an amount equal to such 2026 Term A Lender’s 2026 Term A Loan Commitment on the Fifth Amendment Effective Date (each, a “2026 Term A Loan”). Amounts borrowed as 2026 Term A Loans that are repaid or prepaid may not be reborrowed. 2026 Term A Loans may be ABR Loans or Term Benchmark Loans, as further provided herein.

(ii) Pursuant to the terms and subject to the conditions of the Fourth Amendment, each 2025 Term B Lender has made a term loan denominated in Dollars to the Borrower in an amount equal to such 2025 Term B Lender’s 2025 Term B Loan Commitment on the Fourth Amendment Effective Date (each, a “2025 Term B Loan”). Amounts borrowed as 2025 Term B Loans that are repaid or prepaid may not be reborrowed. 2025 Term B Loans may be ABR Loans or Term Benchmark Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars or any Alternative Currency to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding

Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be ABR Loans, Term Benchmark Loans or SONIA Rate Loans, as further provided herein (provided that Revolving Credit Loans denominated in Euros may only be Term Benchmark Loans, Revolving Credit Loans denominated in Pounds Sterling may only be SONIA Rate Loans and Revolving Credit Loans denominated in Australian Dollars may only be ABBR Loans).

SECTION 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be executed and delivered or given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:30 p.m. two (2) Business Days (or, in the case of a Revolving Credit Borrowing denominated in (x) Euro, three (3) Business Days and (y) Australian Dollars, four (4) Business Days) prior to the requested date of any Borrowing or continuation of Term Benchmark Loans or any conversion of ABR Loans to Term Benchmark Loans, (ii) 1:00 p.m. five (5) Business Days prior to the requested date of any Borrowing of SONIA Rate Loans and (iii) 11:00 a.m. on the requested date of any Borrowing of ABR Loans or conversion of any Term Benchmark Loans to ABR Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of SONIA Rate Loans and each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if such Borrowing is in an Alternative Currency, the Alternative Currency Equivalent of $1,000,000 and $100,000). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, including, in the case of Revolving Credit Loans, the currency in which such Loans are to be denominated and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then (x) the applicable Term Loans or Revolving Credit Loans denominated in Dollars shall be made as, or converted to, ABR Loans, (y) the applicable Revolving Credit Loans denominated in Euros or Australian Dollars shall be made as, or converted to, Term Benchmark Loans with an Interest Period of one (1) month and (z) the applicable Revolving Credit Loans denominated in Pounds Sterling shall be made as SONIA Rate Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(a) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received in Dollars or any Alternative Currency, as applicable, by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(b) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans denominated in Dollars may be converted to or continued as Term Benchmark Loans.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the interest rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(d) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect (or such greater number as may be acceptable to the Administrative Agent); provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment (including for Incremental Revolving Credit Commitments), Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(e) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or in the case of any Borrowing of ABR Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or any Alternative Currency for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit shall be in form reasonably satisfactory to the L/C Issuer. Notwithstanding anything in this Section 2.03(a)(i) to the contrary, JPMorgan Chase Bank, N.A. shall not be obligated to issue any commercial or trade (as opposed to standby) Letter of Credit.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) the Required Revolving Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; or

(E) the Letter of Credit is in a currency other than Dollars or any Alternative Currency;

(F) the stated amount of each Letter of Credit shall be not less than $100,000 (or, if such Letter of Credit is in an Alternative Currency, the Alternative Currency Equivalent of $100,000) or such lesser amount as is acceptable to the applicable L/C Issuer;

(G) any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk (after giving effect to Section 2.18(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) if applicable, the purpose for which the Letter of Credit is to be issued; (f) the documents to be presented by such beneficiary in case of any drawing thereunder; (g) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the second Business Day following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing, together with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment of disbursement. If the Borrower does not reimburse such L/C Issuer by such time, the L/C Issuer shall notify the Administrative Agent of the unreimbursed drawing and the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (which amount, to the extent denominated in an Alternative Currency, shall be the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Appropriate Lender acting as an L/C Issuer) shall, regardless of whether the conditions set forth in Section 4.02 have been satisfied, upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of ABR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) any lack of validity or enforceability of any Letter of Credit, (D) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) (but, for avoidance of doubt, not its obligation to pay Unreimbursed Amounts pursuant to Section 2.03(c)(ii)), is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The (i) obligation of the Borrower and (ii) the obligation of the Revolving Credit Lenders to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) the occurrence of any Default or Event of Default;

(vii) any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft, demand, certificate or other document strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in the currency in which such Letter of Credit is denominated on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Revolving Credit Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with the L/C Issuer.

(m) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

SECTION 2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that (i) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender solely in its capacity as such), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender’s participation in such Swing Line Loans, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of Swing Line Loans; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall be a ABR Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.

Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a ABR Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its ABR Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (y) notwithstanding the foregoing, if a Specified Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Commencing with the Maturity Date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.

SECTION 2.05 [Reserved].

SECTION 2.06 Prepayments.

(a) Optional. (i) Except as otherwise provided below in this Section 2.06(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:30 p.m. two (2) Business Days (or, in the case of a prepayment of a Revolving Credit Loan denominated in (x) Euro, three (3) Business Days and (y) Australian Dollars, four (4) Business Days) prior to any date of prepayment of Term Benchmark Loans, (B) 11:00 a.m. five (5) Business Days prior to any date of prepayment of SONIA Rate Loans and (C) 12:30 p.m. on the date of prepayment of ABR Loans; (2) any prepayment of Term Benchmark Loans or SONIA Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if such Term Benchmark Loan is in an Alternative Currency, the Alternative Currency Equivalent of $1,000,000 and $100,000); and (3) any prepayment of ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Class(es) and Type(s) of Loans to be prepaid (such Class(es) and Type(s) of Loans to be selected by the Borrower) and in the case of a prepayment of Term Loans, the manner in which the Borrower elects to have such prepayment applied to the remaining repayments thereof; provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.08(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Any prepayment of 2025 Term B Loans made on or prior to the date that is six months after the Fourth Amendment Effective Date in connection with a Repricing Transaction shall be accompanied by the payment by the Borrower of the fee set forth in Section 2.10(b).

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of a Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.06(a)(iv).

(B) (1) Any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.06(a)(iv)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Company Party to the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one (1) Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Term Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.06(a)(iv)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Company Party to the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one (1) Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Company Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.06(a)(iv)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Company Party to the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party in its sole discretion (the “Acceptable Discount”), if any. If the Company Party elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, then in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.06(a)(iv)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date, without premium or penalty. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 1:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro-rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.06(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Term Lenders in accordance with their respective Pro Rata Share or other applicable share hereunder. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.06(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Company Party.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.06(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.06(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.06(a)(iv) as well as activities of the Auction Agent.

(J) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke or modify its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date.

(K) Any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.06(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending December 31, 2021) minus (B) the sum of (without duplication):

(1) all voluntary prepayments during such fiscal year (excluding any voluntary prepayments made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.06(b)(i) in the prior fiscal year) or after year-end and prior to when such Excess Cash Flow prepayment is due of (a) Term Loans and Revolving Credit Loans (to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments) made pursuant to Section 2.06(a) and repurchases pursuant to Section 10.07(m) (provided that such reduction as a result of prepayments pursuant to Section 2.06(a)(iv) and repurchases pursuant to Section 10.07(m) shall be limited to the actual amount of such cash prepayment) and (b) other Indebtedness that is secured by a Lien on any portion of the Collateral that ranks pari passu

(but without regard to the control of remedies) with the Liens securing the Obligations (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments), excluding, in each case under this sub-clause (1), all such prepayments funded with the proceeds of other long-term Indebtedness (other than (1) any revolving Indebtedness or (2) any intercompany loans among the Borrower and its Restricted Subsidiaries of amounts that are not otherwise proceeds of long-term Indebtedness (other than revolving Indebtedness)) or issuances of Equity Interests;

(2) without duplication of amounts deducted pursuant to clause (5) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than (1) any revolving Indebtedness or (2) any intercompany loans among the Borrower and its Restricted Subsidiaries of amounts that are not otherwise proceeds of long-term Indebtedness (other than revolving Indebtedness)) of the Borrower or any Restricted Subsidiary;

(3) without duplication of amounts deducted pursuant to clause (5) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Sections 7.02(b), (f)(i) (to the extent contemplated on the 2021 Effective Date), (g), (i), (m), (n), (o), (w) and (x) to the extent that such Investments and acquisitions were financed with Internally Generated Cash;

(4) without duplication of amounts deducted pursuant to clause (5) below in prior fiscal years, the amount of Restricted Payments paid during such period pursuant to Sections 7.06(g), (h), (i), (j), (m) and (o), in each case to the extent such Restricted Payments were financed with Internally Generated Cash; and

(5) without duplication of amounts deducted pursuant to this clause (5) (or pursuant to the definition of Excess Cash Flow) in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures, Investments of the type described in clause (3) above and Restricted Payments of the type described in clause (4) above to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures, Investments or Restricted Payments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

provided that (x) the percentage of Excess Cash Flow specified in clause (A) above shall instead be 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00 and (y) no payment of any Term Loans shall be required under this Section 2.06(b)(i) if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 3.25 to 1.00.

(ii) (A) If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (m), (o), (p), (q), (r) or (s)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received; provided that, if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase or prepay Permitted Pari Passu Secured Refinancing Debt or Incremental Equivalent Debt or other Indebtedness permitted by Section 7.03 that is secured on a pari passu basis with the Obligations (or, in each case, any Indebtedness pursuant to a Permitted Refinancing in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with such Net Cash Proceeds (such Permitted Pari Passu Secured Refinancing Debt or Incremental Equivalent Debt or other Indebtedness permitted by Section 7.03 that is secured on a pari passu basis with the Obligations (or, in each case, any Indebtedness pursuant to a Permitted Refinancing in respect thereof) required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further that no such prepayment shall be required pursuant to this Section 2.06(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.06(b)(ii)(B);

(A) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.06(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business or the business of any of the Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (a) one hundred and eighty (180) days following the date of such legally binding commitment and (b) twelve (12) months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired or otherwise) at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.06.

(iii) If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to any clause of Section 7.03 or (B) that constitute Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) [Reserved].

(v) [Reserved].

(vi) If for any reason, on any Revaluation Date for any Alternative Currency Borrowing or any Alternative Currency Letter of Credit, the aggregate Revolving Credit Exposures exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, within three (3) Business Days of notice thereof from the Administrative Agent, prepay or cause to be prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(vii) If, as a result of any reduction in the Revolving Credit Commitments or otherwise (except in any case described in clause (vi) above), the aggregate Revolving Credit Exposures exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(viii) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request or any Incremental Amendment, (A) each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of, or in exchange for, Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt selected by the Borrower, and (ii) any Class of Extended Term Loans, Other Term Loans and Incremental Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Extended Term Loans, Other Term Loans or Incremental Term Loans), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.06(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a) or (b), as applicable, and (C) each prepayment of Term Loans pursuant to this Section 2.06(b) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares, subject to clause (ix) of this Section 2.06(b) in respect of Term Loans. Any prepayment of a Term Benchmark Loan pursuant to this Section 2.06(b) shall be accompanied by all accrued interest thereon.

(ix) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) at least three (3) Business Days prior to the date of any such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that no Lender may reject any prepayment made under Section 2.06(b)(iii)(B). Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender (such amounts so rejected, “Rejected Amounts”). If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. In the event a Lender rejects all or any portion of its Pro Rata Share of any mandatory prepayment of Term Loans required pursuant to clauses (i) through (iii) of this Section 2.06(b), the rejected portion of such Lender’s Pro Rata Share of such prepayment shall be retained by the Borrower (such Rejected Amounts, the “Borrower Retained Prepayment Amounts”).

(x) Notwithstanding any other provisions of this Section 2.06, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.06(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.06(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.06(b) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Term Loans).

(c) Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under Section 2.06(b) (but excluding prepayments required under clause (vi) of Section 2.06(b)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.06(b) in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b) and the Borrower shall be responsible for any amounts owing in respect of any Term Benchmark Loan pursuant to Section 3.05.

SECTION 2.07 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent at least three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower or as otherwise provided in the immediately preceding sentence. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The 2026 Term A Loan Commitment of each 2026 Term A Lender shall be automatically and permanently reduced to $0 upon the making of such 2026 Term A Lender’s 2026 Term A Loans pursuant to the Fifth Amendment. The 2025 Term B Loan Commitment of each 2025 Term B Lender shall be automatically and permanently reduced to $0 upon the making of such 2025 Term B Lender’s 2025 Term B Loans pursuant to the Fourth Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the Revolving Credit Facility; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.07. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.08 Repayment of Loans.

(a) ~~[Reserved]~~Term A Loans.

(i) The Borrower shall repay to the Administrative Agent for the ratable account of the 2026 Term A Lenders (A) on the last Business Day of each March, June, September and December, an aggregate amount equal to (1) commencing with the last Business Day of the fiscal quarter ending September 30, 2026 and ending on (and including) the last Business Day of the fiscal quarter ending June 30, 2028, 0.625% of the aggregate principal amount of all 2026 Term A Loans outstanding on the Fifth Amendment Effective Date and (2) commencing with the last Business Day of the fiscal quarter ending September 30, 2028 and ending on (and including) the last Business Day of the fiscal quarter ending March 30, 2030, 1.25% of the aggregate principal amount of all 2026 Term A Loans outstanding on the Fifth Amendment Effective Date (which payments, in each case, shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.06 and 10.07(m)) and (B) on the Maturity Date for the 2026 Term A Loans, the aggregate principal amount of all 2026 Term A Loans outstanding on such date.

(ii) The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Other Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans, Extended Term Loans or Other Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

(b) Term B Loans.

(i) The Borrower shall repay to the Administrative Agent for the ratable account of the 2025 Term B Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Fourth Amendment Effective Date, an aggregate amount equal to 0.25% of the aggregate principal amount of 2025 Term B Loans outstanding on the Fourth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06 and Section 10.07(m)) and (B) on the Maturity Date for the 2025 Term B Loans, the aggregate principal amount of all 2025 Term B Loans outstanding on such date. Notwithstanding the foregoing, the 2025 Voluntary Prepayment shall be deemed to have been applied to the scheduled amortization payments of the 2025 Term B Loans in direct order of maturity and, as a result thereof, no scheduled amortization payments set forth in the foregoing clause (A) of the immediately preceding sentence shall be due.

(ii) The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Other Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans, Extended Term Loans or Other Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

(c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date in the currency or currencies in which such Revolving Credit Loans were made.

(d) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(e) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.08 or otherwise, in the currency in which they were made.

SECTION 2.09 Interest.

(a) Subject to the provisions of Section 2.09(b), (i) each Term Benchmark Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate, (ii) each Term Benchmark Loan denominated in Euros shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Rate, (iii) each Term Benchmark Loan denominated in Australian Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the AUD Bank Bill Rate for such Interest Period plus the Applicable Rate, (iv) each SONIA Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to Adjusted Daily Simple SONIA plus the Applicable Rate, (v) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in the same currency in which the Loan is denominated in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All computations of interest hereunder shall be made in accordance with Section 2.11.

SECTION 2.10 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after May 26, 2021, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the date that is six months after the Fourth Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each 2025 Term B Lender with 2025 Term B Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each 2025 Term B Lender that withholds its consent to such Repricing Transaction and is replaced as a Lender, or whose outstanding 2025 Term B Loans are repaid in full, under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all 2025 Term B Loans prepaid, refinanced, substituted or replaced in connection with such

Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all 2025 Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.11 Computation of Interest and Fees. All computations of interest for SONIA Rate Loans, ABBR Loans and ABR Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty six (366) days, as the case may be) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one (1) day. In computing interest on any Loan, the first day of an Interest Period applicable to such Loan or, with respect to a ABR Loan being converted from a Term Benchmark Loan, the date of conversion of such Term Benchmark Loan to such ABR Loan, as the case may be, shall be included, and the expiration date of an Interest Period applicable to such Loan or, with respect to a ABR Loan being converted to a Term Benchmark Loan, the date of conversion of such ABR Loan to such Term Benchmark Loan, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register in accordance with the provisions of Section 10.07(d), evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent in the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register, and by each Lender in its account or accounts pursuant to Sections 2.12(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.13 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office (x) with respect to repayments and prepayments of any Loans (whether of principal, interest or otherwise), in the currency in which such Loans are denominated, (y) with respect to payments in respect of a Letter of Credit denominated in an Alternative Currency, in such Alternative Currency, and (z) with respect to any other payments, in Dollars, in each case in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.14 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment of principal or interest (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.15 Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different from the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (C) any Extended Term Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.06(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Term Loans (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $10,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Borrower in its sole discretion.

(b) Extension of Revolving Credit Commitments. The Borrower may, at any time and from time to time request that all or a portion of the Revolving Credit Commitments (and related Revolving Credit Loans and other related extensions of Credit) of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments” and the revolving loans thereunder, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Other Revolving Credit Commitments, Incremental Revolving Credit Commitments and Extended Revolving Credit Commitments) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees or otherwise) may be different than the All-In Yield for extensions of credit under the

Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments and (III) repayments made in connection with a permanent repayment and termination of commitments) and all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments (subject to the provisions of Sections 2.03(l) and 2.04(g)); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments. Each request for a Revolver Extension Series of Extended Revolving Credit Commitments proposed to be incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $10,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by the Borrower in its sole discretion.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans (each, an “Extending Term Lender”) and any Revolving Credit Lender wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments (each, an “Extending Revolving Credit Lender”), as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to one or more amendments (each, an “Extension Amendment”) to this Agreement among the Borrower, the other Loan Parties, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit

Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.15(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The Commitments to provide Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall become effective on the date specified in the applicable Extension Amendment, subject to the satisfaction of each of: (i) the conditions set forth in Section 4.02, (ii) the Extension Minimum Condition (unless waived by the Borrower) and (iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby (A) agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.08 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.08), (iii) modify the prepayments set forth in Section 2.06 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment).

(e) No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) This Section 2.15 shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

SECTION 2.16 Incremental Borrowings.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the 2021 Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding 2026 Term A Loans (a “Term A Loan Increase”), a new Class of term A loans (“Incremental Term A Loan Commitments”), (B) one or more new commitments which may be of the same Class as any outstanding 2025 Term B Loans (a “Term B Loan Increase” and, together with any Term A Loan Increase, the “Term Loan Increase”), a new Class of term B loans (“Incremental Term B Loan Commitments” and, collectively with any Term Loan Increase and Incremental Term A Loan Commitments, the “Incremental Term Commitments”) and/or (C) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments in Dollars or any Alternative Currency (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments (other than Term Loan Increases and Revolving Commitment Increases) made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lenders (any such other bank, other financial institution or other institutional lenders being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Additional Lender.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (A) other than as set forth in the immediately succeeding clause (B), no Event of Default shall exist after giving effect to such Incremental Commitments and (B) with respect to any Incremental Amendment in connection with a Limited Condition Transaction, no Specified Default shall exist after giving effect to such Incremental Commitments;

(ii) (A) other than as set forth in the immediately succeeding clause (B), the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (B) with respect to any Incremental Amendment in connection with a Limited Condition Transaction, the Specified Representations shall be true and correct in all material respects on and as of the Incremental Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence);

(iv) the aggregate principal amount of the Incremental Facilities from and after the 2021 Effective Date shall not exceed the Available Incremental Amount;

(v) (A) to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent of legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Incremental Loans or Incremental Commitments, as applicable, are provided with the benefit of the applicable Loan Documents, and (B) to the extent provided in the applicable Incremental Amendment, such other conditions as the Borrower and the Lenders providing such Incremental Commitments may agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the 2026 Term A Loans, 2025 Term B Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise shall (A) reflect market terms and conditions at the time of issuance (as determined by the Borrower in good faith), (B) not be materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and any Previously Absent Financial Maintenance Covenant (provided the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified (it being understood the consent of the Required Lenders shall not be required for such modification) to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of Incremental Revolving Credit Commitments or Incremental Term A Loan Commitments, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of the Term B Loan Facility hereunder but shall be included for the benefit of the Revolving Credit Facility and~~, if applicable as of such date, any outstanding Incremental Term Loans incurred under Incremental~~/or the Term A Loan ~~Commitments~~Facility hereunder, as applicable)), (C) are only applicable to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness or (D) are reasonably satisfactory to the Administrative Agent; provided that in the case of a Term A Loan Increase, Term B Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term A Loan Increase, Term B Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, original issue discount or similar fees) to the applicable 2026 Term A Loans, 2025 Term B Loans or Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:

(i) the Incremental Term Loans:

(A) shall rank (I) pari passu in right of payment and (II) pari passu or junior in right of security with the Revolving Credit Loans and the Term Loans (and, if applicable, shall be subject to a Second Lien Intercreditor Agreement),

(B) as of the Incremental Facility Closing Date, (I) ~~[reserved]~~with respect to Incremental Term A Loans, shall not have a Maturity Date earlier than the Maturity Date with respect to the 2026 Term A Loans (prior to giving effect to any extensions thereof) and (II) with respect to Incremental Term B Loans, shall not have a Maturity Date earlier than the Maturity Date with respect to the 2025 Term B Loans (prior to giving effect to any extensions thereof),

(C) shall have an amortization schedule as determined by the Borrower and the applicable new Lenders; provided that (I) ~~[reserved]~~Incremental Term A Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the 2026 Term A Loans on the date of incurrence of such Incremental Term A Loans (except by virtue of amortization or prepayment of the 2026 Term A Loans prior to the time of such incurrence) and (II) Incremental Term B Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the 2025 Term B Loans on the date of incurrence of such Incremental Term B Loans (except by virtue of amortization or prepayment of the 2025 Term B Loans prior to the time of such incurrence),

(D) shall have an Applicable Rate and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders,

(E) shall have fees determined by the Borrower and the applicable Incremental Term Loan arranger(s),

(F) may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.06(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder (or, if junior in right of security, shall be on a junior basis with respect thereto), and

(G) may not be (x) secured by any assets other than Collateral or (y) guaranteed by any Person other than a Guarantor.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Loans:

(A) shall rank (I) pari passu in right of payment and (II) pari passu or junior in right of security with the Revolving Credit Loans and the Term Loans (and, if applicable, be subject to a Second Lien Intercreditor Agreement),

(B) shall provide that the borrowing, prepayments and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date,

(C) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exists Incremental Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.03(l) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(D) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date, including, for the avoidance of doubt, on a less than pro rata basis permitting the Borrower to permanently repay and terminate commitments of any earlier maturing Revolving Credit Commitments or Revolving Credit Loans prior to the permanent repayment and termination of the applicable Incremental Revolving Credit Commitments and Incremental Revolving Loans,

(E) shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the Incremental Facility Closing Date,

(F) shall provide that any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three (3) different Maturity Dates unless otherwise agreed to by the Administrative Agent,

(G) shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Credit Lenders, subject to clause (e)(iii) below,

(H) shall have fees determined by the Borrower and the applicable Incremental Revolving Credit Commitments arranger(s), and

(I) may not be (x) secured by any asset other than Collateral or (y) guaranteed by any Person other than a Guarantor.

(iii) the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans funded after the Fourth Amendment Effective Date that (A) are secured on a pari passu basis with the Obligations, (B) are incurred pursuant to the Ratio Incremental Amount, (C) mature on or prior to the first anniversary of the Maturity Date of the 2025 Term B Loans, (D) are incurred prior to the date that is six months after the Fourth Amendment Effective Date, (E) are in the form of dollar-denominated broadly syndicated floating rate term B loans and (F) are not incurred or established in connection with any Permitted Acquisition or other similar permitted Investment (including minority investments and joint ventures) (provided that the Borrower may, in its sole discretion, exclude any Incremental Term Loans from application of the MFN Protection (as defined below) to the extent such Incremental Term Loans are in an aggregate initial principal amount not exceeding the greater of (x) $415,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis), the All-In Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to 2025 Term B Loans plus 75 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Term Benchmark or Base Rate floor) with respect to the 2025 Term B Loans is increased so as to cause the then applicable All-In Yield under this Agreement on the 2025 Term B Loans to equal the All-In Yield then applicable to the Incremental Term Loans minus 75 basis points (collectively, the “MFN Protection”); provided that any increase in All-In Yield to the 2025 Term B Loans due to the application or imposition of a Term Benchmark or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Term Benchmark or Base Rate floor applicable to the 2025 Term B Loans, in each case, solely to the extent that the application or imposition of such floor would cause an increase in the interest rate then in effect under the 2025 Term B Loans.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security. The Borrower will use the proceeds (if any) of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.16, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.06(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.16 shall supersede any provisions in Section 2.14 or 10.01 to the contrary. Notwithstanding anything to the contrary in Section 10.01, the Administrative Agent is expressly permitted, without the consent of any Lenders, any Swing Line Lender or L/C Issuer, to amend the Loan Documents (including Section 2.08) to the extent necessary or appropriate in the reasonable discretion of the Administrative Agent to give effect to any Incremental Term Commitment or Incremental Revolving Credit Commitments pursuant to this Section 2.16 (which may be in the form of an amendment and restatement), including to provide to the Lenders of any Class of Loans or Commitments hereunder the benefit of any term or provision that is added under any Incremental Amendment for the benefit of the Lenders of any Incremental Commitments (including to the extent necessary or advisable to allow any Incremental Commitments to be a Term Loan Increase or Revolving Commitment Increase).

SECTION 2.17 Refinancing Amendments.

(a) On one or more occasions after the 2021 Effective Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Extended Term Loans, Other Term Loans or Incremental Term Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments and (C) repayment of principal made in connection with a permanent repayment and termination of commitments) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(l) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class of Other Revolving Credit Commitments or Revolving Credit Commitments and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $10,000,000.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.17 shall supersede any provisions in Section 2.14 or 10.01 to the contrary. Notwithstanding anything to the contrary in Section 10.01, the Administrative Agent is expressly permitted, without the consent of any Lenders, any Swing Line Lender or L/C Issuer, to amend the Loan Documents (including Section 2.08) to the extent necessary or appropriate in the reasonable discretion of the Administrative Agent to give effect to any Other Term Loan Commitments or Other Revolving Credit Commitments pursuant to this Section 2.17 (which may be in the form of an amendment and restatement), including to provide to the Lenders of any Class of Loans or Commitments hereunder the benefit of any term or provision that is added under any Incremental Amendment for the benefit of the Lenders of any Other Term Loan Commitments or Other Revolving Credit Commitments.

SECTION 2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans and the L/C Obligations of that Non-Defaulting Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes. (a) For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and the Swing Line Lender.

(a) Any and all payments by or on account of any obligation of Borrower (including any obligation that the Borrower may incur for the benefit of any of its Subsidiaries) under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes imposed on the Borrower, and shall timely pay or reimburse any Recipient, as the case may be, for any Other Taxes paid or payable by such Recipient upon written demand (accompanied by a certificate complying with the requirements set forth in clause (d) below) therefor.

(c) The Borrower shall indemnify each Recipient, within 10 Business Days after written demand (accompanied by a certificate complying with the requirements set forth below) therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail a description of such Indemnified Taxes and the amount of such payment or liability for Indemnified Taxes delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Recipient is exempt from U.S. federal backup withholding Tax;

(i) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) duly executed originals of IRS Form W-8ECI (or any successor form);

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, (x) a duly executed certificate substantially in the form of Exhibit T-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form); or

(D) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a duly executed U.S. Tax Compliance Certificate substantially in the form of Exhibit T-2 or Exhibit T-3, IRS Form W-9, and/or successor forms thereof or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a duly executed U.S. Tax Compliance Certificate substantially in the form of Exhibit T-4 on behalf of each such direct and indirect partner;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(iii) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(iv) on or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower two duly signed, properly completed copies of (i) IRS Form W-9 or any successor thereto, or (ii) (A) with respect to payments received on the Administrative Agent’s own account, IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund or overpayment credit in respect of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a).

SECTION 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue any affected Term Benchmark Loans or SONIA Rate Loans in the affected Agreed Currency or, in the case of Term Benchmark Loans denominated in Dollars, to convert ABR Loans to Term Benchmark Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term Benchmark Loans or SONIA Rate Loans of such Lender in the affected Agreed Currency or, if applicable, convert all Term Benchmark Loans of such Lender denominated in Dollars to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR component of the Base Rate with respect to any ABR Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Daily Simple SONIA or SONIA; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, Daily Simple SONIA or SONIA will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for Pounds Sterling;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, any Committed Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Term Benchmark Borrowing or that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Committed Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Term Benchmark Borrowing or that requests a Term Benchmark Borrowing or a SONIA Rate Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan in any Agreed Currency or SONIA Rate Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or SONIA Rate Loan, then (x) until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, a ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in an Alternative Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (iii) such SONIA Rate Loan shall bear interest at the Central Bank Rate for Pounds Sterling plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected SONIA Rate Loans, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Pounds Sterling) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the applicable Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (or, in the case of a Benchmark Replacement affecting fewer than all Facilities, the Required Facility Lenders for the applicable Facility or Facilities (voting together as one Facility) in lieu of Required Lenders).

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBOR Rate or the AUD Bank Bill Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or SONIA Rate Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Term Benchmark Borrowing or SONIA Rate Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or SONIA Rate Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or SONIA Rate Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, a ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Alternative Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) such SONIA Rate Loan shall bear interest at the Central Bank Rate for Pounds Sterling plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected SONIA Rate Loans, at the Borrower’s election, shall either (a) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Pounds Sterling) immediately or (b) be prepaid in full immediately.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans. (a) If any Lender reasonably determines that as a result of a Change in Law, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Term Benchmark Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (i) Indemnified Taxes or (ii) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.04(b) or Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(a) If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, within fifteen (15) days after demand by such Lender setting forth in reasonable detail the particulars of such reduction, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b) If and so long as any Lender lending from (or whose holding company constitutes) a branch or office located in a Participating Member State of the European Union that has adopted the Euro has reasonably determined that any requirement to comply with reserve assets, liquidity, cash margin or other requirements imposed by the European Central Bank or the European System of Central Banks after the 2021 Effective Date (but excluding increased costs or reductions contemplated by Section 3.04(a) and Section 3.04(b)) in respect of any of such Lender’s Revolving Credit Loans denominated in an Alternative Currency has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company that could have been achieved but for such requirement (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to reserve assets, liquidity, cash margin or other applicable requirements), such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum determined by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(c) Any additional interest owed pursuant to Section 3.04(c) above shall be reasonably determined by the relevant Lender and notified to the Borrower, together with reasonable detail describing the particulars of such reduction (with a copy to the Administrative Agent) at least fifteen (15) days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

SECTION 3.05 Break Funding Payments. (a) With respect to Loans that are not SONIA Rate Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan prior to the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan prior to the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, (iv) the assignment of any Term Benchmark Loan prior to the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.07 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits or Applicable Rate). In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Adjusted Term SOFR, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Agreed Currency, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(a) With respect to SONIA Rate Loans, in the event of (i) the payment of any principal of any SONIA Rate Loan prior to the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any SONIA Rate Loan on the date specified in any notice delivered pursuant hereto, (iii) the assignment of any SONIA Rate Loan prior to the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.07 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits or Applicable Rate). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use commercially reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect; provided, that nothing in this Section 3.06 shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a) or (b).

(b) If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, or to convert ABR Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Sections 3.01, 3.02, 3.03 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.07 Replacement of Lenders under Certain Circumstances. If (i) any Lender ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (iii) any Lender is a Non-Consenting Lender, (iv) any Lender becomes a Defaulting Lender, or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon five (5) Business Days’ prior written notice to such Lender and the Administrative Agent,

(x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(ii)(B);

(b) such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower;

(c) such Lender being replaced pursuant to this Section 3.07 shall (1) execute and deliver an Assignment and Assumption Agreement with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (2) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity reasonably satisfactory to the Borrower and the Administrative Agent in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption Agreement or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(f) such assignment does not conflict with applicable Laws;

(g) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit; and

(h) the Lender that acts as the Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.09,

or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (a) in the case of a Lender (other than an L/C Issuer), repay all Obligations owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including, if applicable, the fee pursuant to Section 2.10(b)) and (b) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (iii) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving a certain Facility, the Required Facility Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrower shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.10(b) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption Agreement reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption Agreement without any action on the part of the Non-Consenting Lender or Defaulting Lender

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions of Initial Credit Extension. The obligation of each 2025 Term B Lender to make the 2025 Term B Loans on the Fourth Amendment Effective Date is subject to the satisfaction or waiver of the conditions precedent set forth in Section 4(a) of the Fourth Amendment and the obligation of each 2026 Term A Lender to make the 2026 Term A Loans on the Fifth Amendment Effective Date is subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 of the Fifth Amendment.

SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans or a Borrowing pursuant to any Incremental Amendment) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans or a Borrowing under an Incremental Facility) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing (to the extent such concept exists under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders (including the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§101.104), as amended) and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any Junior Financing Documentation and any other indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clauses (b) and (c) above, to the extent that such breach, contravention or payment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction and (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the absence of footnotes).

(b) Since the 2021 Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08 Ownership of Property; Liens. The Borrower and each of the Restricted Subsidiaries has good, valid and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09 Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings against Holdings, the Borrower or any of the Restricted Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) none of the properties currently or formerly owned, leased or operated by Holdings, the Borrower or any of the Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by Holdings, the Borrower or any of the Restricted Subsidiaries or, to its knowledge, on any property formerly owned or operated by Holdings, the Borrower or any of the Restricted Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any of Holdings, the Borrower or any of the Restricted Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by Holdings, the Borrower or any of the Restricted Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by Holdings, the Borrower or any of the Restricted Subsidiaries at any other location.

(c) The properties owned, leased or operated by Holdings, the Borrower or any of the Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) None of Holdings, the Borrower or any of the Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for such investigation or assessment or remedial or response action that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by Holdings, the Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(f) Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, none of Holdings, the Borrower or any of the Restricted Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 5.10 Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and the Restricted Subsidiaries have filed all Federal and other tax returns and reports required to be filed by them, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11 ERISA Compliance. (a) No ERISA Event has occurred during the five year period prior to the date on which this representation is made with respect to any Pension Plan nor, to the knowledge of the Borrower, is an ERISA Event reasonably expected to occur; (b) neither any Loan Party nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither any Loan Party nor any ERISA Affiliate has incurred any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (d) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11, as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.12 Subsidiaries; Equity Interests. As of the 2021 Effective Date, (a) Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, (b) the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.12, (c) all of the outstanding Equity Interests in the Borrower and in material Restricted Subsidiaries of the Borrower have been validly issued, are fully paid and nonassessable (to the extent such concepts exist under applicable Law) and (d) all Equity Interests of the Borrower owned by Holdings and all Equity Interests owned by the Borrower and the Subsidiary Guarantors are (in each case) owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the 2021 Effective Date, Schedule 5.12 (a) sets forth the name and jurisdiction of Holdings, the Borrower and each Subsidiary of the Borrower, (b) sets forth the ownership interest of the Borrower and in each Subsidiary of the Borrower, including the percentage of such ownership and (c) identifies each Subsidiary of the Borrower, the Equity Interests of which are required to be pledged on or prior to the 2021 Effective Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of the Borrower or any Subsidiary Guarantor is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15 Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, right of privacy and publicity, and all other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, except where the failure to own, license or possess such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower or any Restricted Subsidiary as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person, except for such infringements, misuses, misappropriations or violations which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or threatened in writing against the Borrower or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16 Solvency. On the 2021 Effective Date after giving effect to the transactions contemplated by the 2021 Amendment Agreement, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17 Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation that is (or is required to be) subordinated to the Obligations.

SECTION 5.18 Labor Matters. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of the Restricted Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened in writing; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or any of the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.19 Perfection, Etc. All filings and other actions necessary to perfect the Lien in the Collateral created under the Collateral Documents (except for such actions that the Security Agreement specifically excepts the Borrower from performing) have been or will, within the required time periods under the Collateral Documents, be duly made or taken or otherwise provided for and are (or so will be) in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral to the extent required by the Collateral Documents, securing the payment of the Secured Obligations, subject only to Permitted Liens.

SECTION 5.20 USA PATRIOT Act and OFAC.

(a) To the extent applicable, each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(b) Each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance, (b) in all material respects, with the United States Foreign Corrupt Practices Act of 1977, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) None of Holdings, the Borrower or any of the Restricted Subsidiaries nor, to the knowledge of Holdings or the Borrower, any director, officer, agent, employee or controlled Affiliate of Holdings, the Borrower or any of the Restricted Subsidiaries is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and none of Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries will directly or indirectly knowingly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations and Obligations under Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), the Borrower shall and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.15) cause each Restricted Subsidiary to:

SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender (or, in the case of clause (c) below, each 2026 Term A Lender and each Revolving Credit Lender, as applicable):

(a) Within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness, including the Loans hereunder).

(b) Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(c) Solely to the extent any 2026 Term A Loans, Revolving Credit Loans or Revolving Credit Commitments are then outstanding, within ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the then-current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, the related consolidated statements of projected cash flow and projected income for such fiscal year and a summary of the material underlying assumptions applicable thereto); and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdings (or a direct or indirect parent thereof), if and for so long as Holdings (or such direct or indirect parent thereof) shall have Independent Assets or Operations, such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such direct or indirect parent thereof), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are, to the extent applicable, accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness, including the Loans hereunder.

To the extent that any direct or indirect parent company of the Borrower, the Borrower or any of its Subsidiaries have publicly traded securities, including securities issued pursuant to Rule 144A under the Securities Act, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a) and (b) above, along with the Loan Documents, available to prospective Lenders’ public-side employees and representatives, (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been, or shall be concurrently, made available to holders of its publicly traded securities and (iii) agrees not to request that any other materials that constitute material non-public information within the meaning of the federal securities laws be posted to prospective Lenders’ public-side employees and representatives. In no event shall the Administrative Agent post compliance certificates or budgets to prospective Lenders’ public-side employees and representatives.

SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; provided that the Borrower shall not be required to include in any Compliance Certificate delivered together with the financial statements referred to in Section 6.01(a) a computation of Excess Cash Flow for the applicable fiscal year of the Borrower if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year was less than or equal to 3.25 to 1.00;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from, or material statements or material reports furnished to, any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any (A) Credit Agreement Refinancing Indebtedness, (B) any Incremental Equivalent Debt, (C) any unsecured Indebtedness, (D) any Indebtedness that is secured on a junior basis to the Obligations or (E) any Junior Financing Documentation, in the case of preceding clauses (C), (D) and (E), in a principal amount greater than the Threshold Amount;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) solely with respect to financial statements delivered pursuant to Section 6.01(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date (or, if later, the date of the last such report) and (ii) an updated list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Closing Date or the date of the last such update); and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the

Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. For purposes of this Section 6.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif”, “pdf” or similar file formats delivered by email).

SECTION 6.03 Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against Holdings, the Borrower or any of the Restricted Subsidiaries or the occurrence of any ERISA Event that, in each case, could reasonably be expected to result in a Material Adverse Effect; and

(c) any event, condition, change, circumstance or matter that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except in each case, to the extent the failure to pay or discharge the same, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) to the extent that failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6.06 Maintenance of Properties. Except if the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto generally in accordance with prudent industry practice in all material respects.

SECTION 6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries or otherwise consistent with past practices) as are customarily carried under similar circumstances by such other Persons.

(b) (i) The Borrower shall use commercially reasonable efforts to have all such insurance of any Loan Party provide that the insurer affording coverage will endeavor to mail 30 days written notice of cancellation of such insurance coverage to the Collateral Agent (in the case of property and liability insurance).

(ii) All such insurance of any Loan Party shall, unless otherwise agreed to by the Administrative Agent, name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

SECTION 6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower will maintain policies and procedures designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such independent public accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that during the continuance of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon (A) any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) being formed or acquired by any Loan Party, (B) any Immaterial Subsidiary (other than an Excluded Subsidiary) ceasing to constitute an Immaterial Subsidiary, (C) any existing direct or indirect wholly owned Domestic Subsidiary being designated as a Restricted Subsidiary (other than an Excluded Subsidiary) in accordance with Section 6.14 or (D) [reserved]:

(i) [reserved];

(ii) cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Guaranty Supplements, Security Agreement Supplements, a counterpart of the Intercompany Note and other security agreements and documents, in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the 2021 Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii) (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is (or is required to be) a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and

(iv) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or at law) and an applied covenant of good faith and fair dealing; and

(b) within thirty (30) days after the reasonable request therefor by the Administrative Agent, delivering to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11 as the Administrative Agent may reasonably request.

SECTION 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6.13 Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents (subject to the limitations set forth therein and in the definition of Collateral and Guarantee Requirement).

SECTION 6.14 Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the Financial Covenant (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness then outstanding in a principal amount greater than the Threshold Amount, as applicable and (iv) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the net assets of the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 6.15 Maintenance of Rating. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the 2025 Term B Loans from each of S&P and Moody’s.

SECTION 6.16 Use of Proceeds. (a) (i) Use the proceeds of any Borrowing on the 2021 Effective Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement, (ii) after the 2021 Effective Date, use the proceeds of any Borrowing for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments, (iii) use the proceeds of any Borrowing on the Second Amendment Effective Date, whether directly or ~~directly~~indirectly, in a manner consistent with the uses set forth in the recitals to the Second Amendment ~~and~~, (iv) use the proceeds of any Borrowing on the Fourth Amendment Effective Date, whether directly or ~~directly~~indirectly, in a manner consistent with the uses set forth in the recitals to the Fourth Amendment and (v) use the proceeds of any Borrowing on the Fifth Amendment Effective Date, whether directly or indirectly, in a manner consistent with the uses set forth in Sections 1 and 2 of the Fifth Amendment.

(b) Use the proceeds of the Loans, directly or indirectly knowingly, or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(c) Use any part of the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations and Obligations under Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), the Borrower shall not (and with respect to Section 7.14, Holdings shall not), nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the 2021 Effective Date and, to the extent any such Lien secures Indebtedness or other obligations in excess of $10,000,000 individually, listed on Schedule 7.01(b) and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens and contractual Liens in favor of landlords, in each case arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are (i) unfiled and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, covenants, conditions, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects, minor irregularities or matters that would be disclosed in an accurate survey affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or not later than two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens (including reconstruction, refurbishment, renovation and development of real property), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits related thereto and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or secure any Indebtedness;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (iii) securing obligations permitted under Section 7.03(m);

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted pursuant to this Agreement to be applied against the purchase price for such Investment or other acquisition, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of the applicable Restricted Subsidiaries permitted under Section 7.03 or other obligations not constituting Indebtedness;

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, refinancing, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Indebtedness secured thereby; provided that, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases), subleases, licenses or sublicenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) Liens on Escrowed Proceeds for the benefit of the related holders of Escrowed Obligations (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness to be used to pay accrued interest thereon and any redemption premiums;

(w) Liens arising from precautionary UCC financing statement or similar filings regarding operating leases entered into in the ordinary course of business;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y) ground leases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(z) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(aa) Liens securing Indebtedness and other obligations of the Borrower or any of the Restricted Subsidiaries in an aggregate outstanding principal amount at any time outstanding not to exceed the greater of (i) $250,000,000 and (ii) 60% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis;

(bb) Liens securing obligations in respect of any Indebtedness permitted by Section 7.03(h)(B) and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing Indebtedness that is secured by the Collateral on a pari passu basis (i) shall be subject to a First Lien Intercreditor Agreement and (ii) shall not extend to, or cover, any Collateral owned by the Loan Parties immediately prior to the incurrence of such Indebtedness unless at the time of such incurrence the Borrower was in Pro Forma Compliance with a Consolidated First Lien Net Leverage Ratio of no greater than 4.25 to 1.00 and (y) any such Liens securing Indebtedness that is secured by the Collateral on a junior basis shall be subject to a Second Lien Intercreditor Agreement;

(cc) Liens securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any obligations in respect of Permitted Pari Passu Secured Refinancing Debt are subject to a First Lien Intercreditor Agreement and (y) any such Liens securing any obligations in respect of Permitted Junior Secured Refinancing Debt are subject to a Second Lien Intercreditor Agreement;

(dd) Liens securing obligations in respect of any Incremental Equivalent Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing Indebtedness that is secured by the Collateral on a pari passu basis shall be subject to a First Lien Intercreditor Agreement and (y) any such Liens securing Indebtedness that is secured by the Collateral on a junior basis shall be subject to a Second Lien Intercreditor Agreement; and

(ee) Liens on Receivables Assets and related assets arising in connection with a Receivables Facility and Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing.

SECTION 7.02 Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, consultants and employees of the Borrower or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $20,000,000 (determined without regard to any write-downs or write-offs);

(c) Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments of Indebtedness permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06 and 7.13, respectively;

(f) Investments (i) existing or contemplated on the 2021 Effective Date and, to the extent any such Investment is greater than $10,000,000 individually, set forth on Schedule 7.02(f) and, in each case, any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the 2021 Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, exchange in kind, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

(g) Investments in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates risks or commodities pricing incurred in the ordinary course of business and not for speculative purposes;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of all or substantially all of the assets of a Person or assets constituting a business or any Equity Interests in, or any Indebtedness and related obligations of, a Person that is or becomes a Restricted Subsidiary (including as a result of a merger, consolidation or otherwise) or any business unit, division or line of business of a Person (or any subsequent Investment made in a Person, business unit, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or a series of related transactions (each, a “Permitted Acquisition”), if immediately after giving effect thereto:

(A) any such newly created or acquired Subsidiary and the Subsidiaries of such created or acquired Subsidiary shall, to the extent required under the Collateral and Guarantee Requirement and Section 6.11, become a Guarantor and comply with the requirements of Section 6.11, within the times specified therein;

(B) after giving effect to such purchase or acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07; and

(C) immediately after giving effect to any such purchase or other acquisition, (1) no Event of Default shall have occurred and be continuing and (2) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant.

(j) Investments in any Captive Insurance Subsidiary in an amount not to exceed (i) the capital determined by the Borrower in good faith to be prudent taking into account, among other things, the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed and customary requirements under contractual obligations with third parties, plus (ii) any general corporate and overhead expenses of such Captive Insurance Company;

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h), (i), (j), (k), (m), (n) or (o);

(n) so long as no Event of Default has occurred and is continuing or would result therefrom, other Investments at any time outstanding that do not exceed the greater of (i) $250,000,000 and (ii) 60% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis;

(o) so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments after the 2016 Effective Date in an amount not to exceed the Cumulative Growth Amount immediately prior to the time of the making of such Investment;

(p) advances of payroll payments to employees and consultants in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with capital stock of Holdings (or any direct or indirect parent of Holdings);

(r) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations of the Borrower or any Restricted Subsidiary otherwise permitted hereunder that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons so long as such licensing arrangements do not limit in any material respect the Collateral Agent’s security interest (if any) in the intellectual property so licensed;

(u) (i) any Investment in a Receivables Subsidiary or a Securitization Subsidiary in order to effectuate a Receivables Facility or a Qualified Securitization Financing, respectively, or any Investment by a Receivables Subsidiary or a Securitization Subsidiary in any other Person in connection with a Receivables Facility or a Qualified Securitization Financing, respectively; provided, however, that any such Investment in a Receivables Subsidiary or a Securitization Subsidiary is in the form of a contribution of additional Receivables Assets or Securitization Assets, as applicable, or as equity, and (ii) distributions or payments of Receivables Fees or Securitization Fees and purchases of Receivables Assets or Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Receivables Facility or a Qualified Securitization Financing, respectively;

(v) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Investments financed with the proceeds of Excluded Contributions;

(w) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Investments in Unrestricted Subsidiaries and joint ventures at any time outstanding that do not exceed $100,000,000; and

(x) Investments, so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio of the Borrower, calculated on a Pro Forma Basis, shall be no greater than 3.50 to 1.00.

Any Investment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence or holding of such Investment to the extent such excess is permitted as an Investment under such other clauses.

SECTION 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the 2021 Effective Date and, to the extent the principal amount of such Indebtedness is in excess of $10,000,000, listed on Schedule 7.03(b) and, in each case, any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the 2021 Effective Date and any Permitted Refinancing thereof;

(c) Guarantees by the Borrower or any of the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guaranty, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (C) any Guarantee of any Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness or any Permitted Ratio Debt (or any Permitted Refinancing in respect thereof) shall only be permitted if it meets the requirements of the respective definitions (and component definitions) thereof and clause (u), (v) or (y) of this Section 7.03, as applicable and (D) the aggregate amount of Guarantees outstanding at any time incurred pursuant to this clause (c) by Non-Loan Parties of Indebtedness of the Borrower or any Subsidiary Guarantor incurred under Sections 7.03(h)(B), (n), (u), (w), (x) and (y)(i) shall not exceed the Permitted Non-Loan Party Indebtedness Amount;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, to the extent constituting an Investment not prohibited by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (including reconstruction, refurbishment, renovation and development of real property); provided that such Indebtedness is incurred concurrently with or not later than two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness of the Borrower or any Restricted Subsidiary arising out of any sale-leaseback transaction permitted by Section 7.05 and (iii) any Permitted Refinancing of any of the foregoing; provided, further, that the aggregate amount of Indebtedness outstanding at any time under this clause (e) shall not exceed the greater of (i) $167,500,000 and (ii) 40% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis;

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates risks or commodities pricing incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of (a) any Securitization Subsidiary (or, if applicable, the Borrower or any Restricted Subsidiary the assets of which are being sold, conveyed or secured in connection with such Securitization Facility) arising under any Securitization Facility or (b) any Receivables Subsidiary (or, if applicable, the Borrower or any Restricted Subsidiary the assets of which are being sold, conveyed or secured in connection with such Receivables Facility) arising under any Receivables Facility provided, that the aggregate amount of Indebtedness outstanding at any time under this clause (g) shall not exceed $150,000,000;

(h) Indebtedness of the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided, that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or (B) incurred to finance a Permitted Acquisition and, in the case of clauses (A) and (B), any Permitted Refinancing of any such Indebtedness; provided, further, that (x) no Event of Default shall exist or result therefrom and (y) in the case of clauses (A) and (B) above, if such Indebtedness is (1) secured on a pari passu basis with the Obligations, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with a Consolidated First Lien Net Leverage Ratio no greater than 4.75 to 1.00, (2) secured on a junior basis to the Obligations, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with a Consolidated Senior Secured Net Leverage Ratio no greater than the greater of (x) 5.75 to 1.00 and (y) the Consolidated Senior Secured Net Leverage Ratio in

effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended, and (3) unsecured or secured only by Liens on assets of Restricted Subsidiaries that are not Guarantors, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with, at the Borrower’s election, either (x) an Interest Coverage Ratio no less than the lesser of (A) 2.00 to 1.00 and (B) the Interest Coverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended or (y) a Total Net Leverage Ratio no greater than the greater of (A) 6.00 to 1.00 and (B) the Total Net Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended; provided, further, that (i) in the case of clause (B) above and solely with respect to Indebtedness incurred by the Borrower or any Subsidiary Guarantor, such Indebtedness will not mature prior to (x) in the case of Indebtedness that is secured on a pari passu basis to the Obligations, the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness and (y) in the case of Indebtedness that is secured on a junior basis to the Obligations or is unsecured, the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, (ii) in the case of clause (B) above and solely with respect to Indebtedness incurred by the Borrower or any Subsidiary Guarantor, the documentation for such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions (except with respect to change of control, asset sale and event of loss mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default) prior to (x) in the case of Indebtedness that is secured on a pari passu basis to the Obligations, the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness and (y) in the case of Indebtedness that is secured on a junior basis to the Obligations or is unsecured, the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness (other than, in the case of clause (1) and (2) of the immediately preceding proviso, for annual nominal amortization payments not to exceed 1% of the original aggregate principal amount of such Indebtedness), (iii) in the case of clause (1) and (2) of the immediately preceding proviso, any such Indebtedness shall be subject to a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable, (iv) in the case of clause (B) above, if incurred by a Non-Loan Party, the aggregate principal amount of all Indebtedness of Non-Loan Parties incurred pursuant to this clause (h)(B) outstanding at any time shall not exceed the Permitted Non-Loan Party Indebtedness Amount, (v) in the case of clause (A) above, such Indebtedness is secured only by Liens permitted pursuant to Section 7.01(p), and (vi) in the case of clause (B) above and solely with respect to Indebtedness incurred by the Borrower or any Subsidiary Guarantor, the documentation with respect to any such Indebtedness shall contain terms and conditions (except with respect to pricing, fees, premiums and optional prepayment or redemption terms) that (A) reflect market terms and conditions at the time of issuance (as determined by the Borrower in good faith), (B) are not materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and any Previously Absent Financial Maintenance Covenant (provided the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified on or prior to the date of the incurrence (it being understood the consent of the Required Lenders shall not be required for such modification) of such Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of the revolving credit facility and/or term A loan facility thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of the Term B Loan Facility hereunder but shall be included for the benefit of the Revolving Credit Facility and~~, if applicable as of such date, any outstanding Incremental Term Loans incurred under Incremental~~/or the Term A Loan ~~Commitments~~Facility hereunder, as applicable)), (C) are only applicable to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness or (D) are reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, however, that, in the case of clause (B) above, such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness which does not satisfy the requirements of clauses (i), (ii) and (vi) above so long as, subject to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of clauses (i), (ii) and (vi) above;

(i) Indebtedness representing deferred compensation to employees of the Borrower or any of the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees, their respective estates, heirs, permitted transferees, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) permitted by Section 7.06; provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of such notes in any calendar year, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year, shall not exceed $25,000,000; provided that any unused amounts in any calendar year may be carried over to succeeding calendar years and shall increase the preceding amount; and, provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of issuances of Equity Interests (other than issuances of Equity Interests made pursuant to Section 8.05) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o) or (v), prepay Junior Financings pursuant to Section 7.13(a)(v), or make a Restricted Payment pursuant to Section 7.06(g) or (j)), in each case to employees, directors, officers, members of management or consultants of the Borrower (or any direct or indirect parent of the Borrower) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of the Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to this Section 7.03(j) after the Closing Date with the net cash proceeds described in preceding clause (x) (2) less (z) the aggregate amount of all Restricted Payments made after the Closing Date in reliance on the last proviso appearing in Section 7.06(g);

(k) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in any such case solely constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l) Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness of the Borrower or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $250,000,000 and (ii) 60% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis at any time outstanding; provided, however, that the aggregate principal amount of Indebtedness of Non-Loan Parties incurred pursuant to this clause (n) outstanding at any time shall not exceed the Permitted Non-Loan Party Indebtedness Amount;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, stay, custom, appeal and surety bonds and other obligations of a like nature and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practices;

(r) [Reserved];

(s) Indebtedness of the Borrower or any of the Restricted Subsidiaries supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) [Reserved];

(u) (A) Indebtedness of the Borrower or any of the Subsidiary Guarantors (which Indebtedness (I) may rank pari passu or junior in right of security with the Obligations and (II) shall be pari passu in right of payment to the Obligations) that is incurred or issued or made in lieu of Incremental Term Commitments (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 7.03(u)(A) shall not, together with any Incremental Revolving Credit Commitments and/or Incremental Term Commitments exceed the Available Incremental Amount, (ii) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (iii) as of the date of determination, any Incremental Equivalent Debt shall not mature earlier than the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, (iv) the documentation with respect to any such Incremental Equivalent Debt in the form of notes contains no mandatory prepayment, repurchase or redemption provisions prior to the Latest Maturity Date with respect to Term Loans at the time of incurrence of such Indebtedness, except with respect to change of control, asset sale and event of loss mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default, (v) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (vi) such Incremental Equivalent Debt shall not be secured by any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (vii) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (viii) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Second Lien Intercreditor Agreement, and (ix) the documentation with respect to any Incremental Equivalent Debt shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) that (A) reflect market terms and conditions at the time of issuance (as determined by the Borrower in good faith), (B) are not materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and any Previously Absent Financial Maintenance Covenant (provided the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified on or prior to the date of the incurrence (it being understood the consent of the Required Lenders shall not be required for such modification) of such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of the revolving credit facility and/or term A loan facility thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of the Term B Loan Facility hereunder but shall be included for the benefit of the Revolving Credit Facility and~~, if applicable as of such date, any outstanding Incremental Term Loans incurred under Incremental~~/or the Term A Loan ~~Commitments~~Facility hereunder, as applicable)), (C) are only applicable to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness or (D) are reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, however, that such Incremental Equivalent Debt may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness which does not satisfy the requirements of clauses (iii), (iv) and (ix) above so long as, subject to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of clauses (iii), (iv) and (ix) above and (B) any Permitted Refinancing of any of the foregoing;

(v) any Credit Agreement Refinancing Indebtedness and any Permitted Refinancing of any of the foregoing;

(w) unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the amount of Net Cash Proceeds of issuances of, or contributions in respect of, Equity Interests of Holdings (other than proceeds which have been designated as a Cure Amount and proceeds of issuances of Disqualified Equity Interests) after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to make payments under Section 7.03(j), make Investments pursuant to Section 7.02(v), make Restricted Payments pursuant to Section 7.06(g) or (n), or count towards the Cumulative Growth Amount; provided, that (i) as of the date of determination, such Indebtedness will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, (ii) the documentation for such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions prior to the date this is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, except with respect to change of control, asset sale and casualty event mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default, (iii) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence and (iv) the documentation with respect to any such Indebtedness shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) not materially more restrictive (taken as a whole) in respect of the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness); provided such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness which does not satisfy the requirements of clauses (i), (ii) and (iv) above so long as, subject to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of clauses (i), (ii) and (iv) above; provided, further, that the aggregate principal amount of Indebtedness of Non-Loan Parties pursuant to this clause (w) outstanding at any time shall not exceed the Permitted Non-Loan Party Indebtedness Amount;

(x) Indebtedness of any Foreign Subsidiaries in an aggregate principal amount pursuant to this clause (x) outstanding at any time not to exceed the lesser of (i) the Permitted Non-Loan Party Indebtedness Amount and (ii) the greater of (A) $167,500,000 and (B) 40% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis;

(y) so long as no Event of Default exists or would result therefrom, (i) any Permitted Ratio Debt; provided that the aggregate principal amount of Indebtedness of Non-Loan Parties pursuant to this clause (y)(i) outstanding at any time shall not exceed the Permitted Non-Loan Party Indebtedness Amount and (ii) any Permitted Refinancing of any of the foregoing; and

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.

For purposes of determining compliance with any Dollar-denominated restriction on the creation, incurrence, assumption or existence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, at the election of the Borrower, the date such Indebtedness was “priced”), in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

For purposes of determining compliance with any restriction on the creation, incurrence, assumption or existence of Indebtedness determined by reference to the Permitted Non-Loan Party Indebtedness Amount, the Permitted Non-Loan Party Indebtedness Amount shall be calculated at the time of incurrence of such Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness of any Non-Loan Party under Sections 7.03(h)(B), (n), (w), (x) and (y)(i) or, with respect to Guarantees by any Non-Loan Party of Indebtedness of the Borrower or any Subsidiary Guarantor, Indebtedness of the Borrower or any Subsidiary Guarantor under Sections 7.03(h)(B), (n), (u), (w), (x) and (y)(i), and such refinancing would cause the Permitted Non-Loan Party Indebtedness Amount to be exceeded if calculated on the date of such refinancing, the Permitted Non-Loan Party Indebtedness Amount shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness as the case may be, of the same class, accretion or amortization of original issue discount and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

SECTION 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the sole purpose of which is to reorganize the Borrower into a new jurisdiction); provided, that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person, unless the Investment made in connection with a Loan Party merging with a Non-Loan Party shall otherwise be permitted by Section 7.02;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form (subject, (x) in the case of any change of legal form, to any such Restricted Subsidiary that is a Guarantor remaining a Guarantor and (y) in the case of a liquidation or distribution of a Loan Party, the assets of such Loan Party are transferred to a Loan Party and the security interests of the Collateral Agent in the assets so transferred remain perfected at least to the same extent that such security interests were perfected immediately prior thereto) if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and such change is not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and shall satisfy the Collateral and Guarantee Requirement, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the

Successor Company’s obligations under this Agreement, (E) [reserved], and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required under the Collateral and Guarantee Requirement;

(f) [Reserved]; and

(g) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05 Dispositions. Make any Disposition, except:

(a) (x) Dispositions of obsolete or worn out property and assets, whether now owned or hereafter acquired, in the ordinary course of business, (y) Dispositions of property or assets no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries and (z) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(b) (i) Dispositions of inventory and other assets, in any case in the ordinary course of business and (ii) any Disposition of any property by any Person with an aggregate Fair Market Value of less than $5,000,000 in any transaction or series of related transactions;

(c) Dispositions of property in the ordinary course of business to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, (i) the transferee thereof must either be a Guarantor or the Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 (other than Section 7.04(g)) and 7.06, Investments permitted by Section 7.02 and Liens permitted by Section 7.01;

(f) Dispositions contemplated on the 2021 Effective Date and set forth on Schedule 7.05(f);

(g) Dispositions of Cash Equivalents;

(h) Dispositions or discounts (i) of Receivables Assets in connection with any Receivables Facility, (ii) of Securitization Assets in connection with any Qualified Securitization Financing and (iii) without recourse of accounts receivable in connection with the compromise or collection thereof and not as part of a financing transaction;

(i) (1) leases, subleases, licenses or sublicenses, in each case which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; and (2) Dispositions of intellectual property that do not materially interfere with the business of the Borrower or any of the Restricted Subsidiaries;

(j) transfers of property subject to Casualty Events;

(k) Dispositions of property (including pursuant to sale-leaseback transactions); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default shall have occurred and is continuing or would result from such Disposition and (ii) with respect to any Disposition (or series of related

Dispositions) pursuant to this clause (k) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb), 7.01(cc), 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the payment in cash of the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, (C) any debt securities or other Indebtedness of the Borrower or any of the Restricted Subsidiaries received by the Borrower or such Restricted Subsidiary and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of the greater of (1) $60,000,000 and (2) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) [Reserved];

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) [Reserved];

(o) Dispositions of any Equity Interests of: (i) any Unrestricted Subsidiaries or (ii) any Restricted Subsidiary acquired in a Permitted Acquisition or a permitted Investment, in either case to the extent such Disposition pursuant to this clause (ii) is made pursuant to a legally binding agreement at the time such Person becomes a Restricted Subsidiary;

(p) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries that is not in contravention of Section 7.07;

(q) the unwinding of any Swap Contract;

(r) any swap of assets (other than Cash Equivalents) in exchange for assets of the same type in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and the Restricted Subsidiaries taken as a whole, as determined in good faith by the management of the Borrower; and

(s) Dispositions of non-core assets acquired in connection with any Permitted Acquisition or any other acquisition or Investment permitted under this Agreement; provided that (i) such Dispositions do not exceed 25% of the Fair Market Value (determined at the time of acquisition or Investment) of the aggregate assets acquired in such acquisition or Investment and (ii) such Disposition is completed within 12 months of such acquisition or Investment (or 18 months if a legally binding commitment to effect such Disposition is entered into within 12 months of such acquisition or Investment);

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a)(y), (a)(z), (d), (e), (f), (h), (j), (m), (o) and (q)), shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall the Borrower or any Restricted Subsidiary be permitted to transfer or dispose of any Material IP Rights (other than non-exclusive licenses of Material ~~Intellectual Property~~IP Rights) to any Unrestricted Subsidiary.

SECTION 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of the Borrower;

(c) from and after the date the Borrower delivers an irrevocable written notice to the Administrative Agent stating that the Borrower will make Restricted Payments to Holdings that are used by Holdings (or any direct or indirect parent thereof) solely to fund (i) the payment of any “AHYDO catch up payment” and (ii) cash interest payments to be made by Holdings (or any direct or indirect parent thereof) with respect to Indebtedness incurred by Holdings (or any direct or indirect parent thereof) after the Closing Date (in the case of clauses (i) and (ii), the “Holdings Restricted Payments Election”), the Borrower may make such Restricted Payments to Holdings in each case so long as (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with an Interest Coverage Ratio of at least 2.00:1.00 for the Test Period most recently ended and evidenced by a certificate from the chief financial officer of the Borrower demonstrating such compliance calculation in reasonable detail;

(d) [Reserved];

(e) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02, 7.04 or 7.08 (other than Sections 7.08(d) and (e));

(f) repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants;

(g) the Borrower may (i) pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or any direct or indirect parent thereof) by any future, present or former employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) or arrangement with any employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) in any calendar year, when combined with the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of any promissory notes pursuant to Section 7.03(j) in such calendar year, shall not exceed $25,000,000, provided that any unused amounts in any calendar year may be carried over to succeeding calendar years and shall increase the preceding amount; provided that any cancellation of Indebtedness owing to the Borrower in connection with and as consideration for a repurchase of Equity Interests of Holdings (or any of its direct or indirect parents) shall not be deemed to constitute a Restricted Payment for purposes of this clause (g); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of issuances of Equity Interests (other than issuances of Equity Interests made pursuant to Section 8.05 and proceeds from the issuance of Disqualified Equity Interests) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o) or (v), a payment pursuant to Section 7.03(j), a prepayment of Junior Financings pursuant to Section 7.13(a)(v) or a Restricted Payment pursuant to Section 7.06(g), (j) or (n)), in each case to employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent of Holdings) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of the Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all Restricted Payments made after the Closing Date with the net cash proceeds described in preceding clause (x)(2) less (z) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to Section 7.03(j) after the Closing Date in reliance on the last proviso appearing in Section 7.03(j);

(h) the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings or to any direct or indirect parent company of Holdings:

(i) the proceeds of which will be used to pay the amount any such Person would be required to pay in respect of Income Taxes attributable to the income of such Person and its Subsidiaries, including the Borrower and the Restricted Subsidiaries; provided, however, any such payments in respect of any tax year to any direct or indirect parent of Holdings shall not exceed the Income Taxes or the income of such Person that is attributable to Holdings and its Subsidiaries;

(ii) the proceeds of which shall be used by such Person to pay (A) its operating expenses incurred in the ordinary course of business, (B) other overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) which are reasonable and customary and incurred in the ordinary course of business and (C) salary, bonus, severance, indemnification obligations and other compensation or benefits payable to officers, directors, employees and consultants of Holdings (or any direct or indirect parent thereof);

(iii) the proceeds of which shall be used by such Person to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) legal existence or (B) costs and expenses incurred by it or any of its direct or indirect parents in connection with such entity being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002;

(iv) [Reserved];

(v) to finance any Investment permitted to be made pursuant to Section 7.02 (other than clause (e) thereof); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Person shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interest) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or the Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi) the proceeds of which shall be used by such Person to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(i) so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, the Borrower may make additional Restricted Payments from and after the 2021 Effective Date in an aggregate amount, together with the aggregate amount of (1) loans and advances to Holdings made from and after the 2021 Effective Date pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(i) and (2) the aggregate amount of payments made from and after the 2021 Effective Date pursuant to Section 7.13(a)(iv), not to exceed the greater of (i) $250,000,000 and (ii) 60% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis;

(j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments from and after the 2016 Effective Date in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Restricted Payment;

(k) cash payments, dividends or distributions to any direct or indirect parent of the Borrower to make cash payments, in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of Borrower, any of the Restricted Subsidiaries or any direct or indirect parent of the Borrower; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant (as determined in good faith by the board of directors of the Borrower);

(l) [Reserved];

(m) so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio (determined on a Pro Forma Basis) for the Borrower’s most recently ended Test Period is not greater than 5.50 to 1.00, the Borrower may make Restricted Payments to Holdings to fund the redemption, discharge, repurchase or retirement of any Indebtedness of Holdings (or any direct or indirect parent thereof) incurred after the Closing Date with the proceeds of any Permitted Holdings Refinancing Debt;

(n) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments with the proceeds of Excluded Contributions; and

(o) the Borrower may make Restricted Payments so long as immediately after giving effect to such Restricted Payment and the application of proceeds therefrom, the Total Net Leverage Ratio is less than or equal to 3.50 to 1.00 (calculated on a Pro Forma Basis).

SECTION 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower or any of the Restricted Subsidiaries on the 2021 Effective Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower or any of the Restricted Subsidiaries on the 2021 Effective Date.

SECTION 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction in each case to the extent that such transactions are not otherwise prohibited by this Agreement, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) consummation of the Transaction, including the payment of Transaction Expenses, (d) Restricted Payments permitted under Section 7.06, (e) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (f) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans, employee or director benefit plans and arrangements and similar plans, agreements or arrangements, (g) payments by the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (h) the payment of customary fees and reasonable out of pocket costs and expenses to, and indemnities provided on behalf of, directors, officers, consultants and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the 2021 Effective Date and set forth on Schedule 7.08 or any amendment thereto or replacement thereof to the extent such an amendment or replacement is not adverse to the Lenders in any material respect, (j) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing, (k) [reserved], (l) transactions with suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Holdings, the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party, and (m) transactions in which Holdings, the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b).

SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments, intercompany loans or other advances to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the 2021 Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(b), (i) (j), (l), (m), (p), (s), (t)(i), (t)(ii), (u) and (z) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interests, rights or the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (h)(A) or (x) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(h)(A) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Section 7.01 or 7.02, and limited to such cash or deposits; (xiii) customary restrictions and encumbrances contained in agreements relating to any Receivables Facility or any Securitization Facility, in each case, as determined in good faith by the Borrower; and (xiv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder.

SECTION 7.10 [Reserved].

SECTION 7.11 Financial Covenant. Beginning with the Test Period ending June 30, 2021, permit the Consolidated First Lien Net Leverage Ratio as of the last day of the most recent Test Period to be greater than 4.25:1.00 (the “Financial Covenant”). The provisions of this Section 7.11 are for the benefit of the Revolving Credit Lenders and the 2026 Term A Lenders only and the Required Facility Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used solely for purposes of this Section 7.11 or waive any Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Facility Lenders in accordance with the provisions of Section 10.01(i).

SECTION 7.12 Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.

SECTION 7.13 Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal (to the extent permitted hereunder) and interest shall be permitted) any Indebtedness for borrowed money of a Loan Party that is expressly by its terms subordinated to the Obligations in right of payment (all of the foregoing items of Indebtedness, collectively, “Junior Financing”), except (i) the refinancing or replacement thereof with any Indebtedness that constitutes a Permitted Refinancing; provided, that such Indebtedness shall be subordinated to the Obligations in right of payment on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced or replaced, taken as a whole, (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed, from and after the 2021 Effective Date, the greater of (x) $150,000,000 and (y) 60% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, (v) prepayments, redemptions, purchases, defeasances and other payments after the 2016 Effective Date in respect of the Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment and (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of the Junior Financings prior to their scheduled maturity so long as immediately after giving effect to such prepayments, redemptions, purchases, defeasances and other payments and the application of proceeds therefrom, the Total Net Leverage Ratio of the Borrower is less than or equal to 3.50 to 1.00 (calculated on a Pro Forma Basis).

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders (other than by a Permitted Refinancing) any term or condition (including any subordination provisions) of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

SECTION 7.14 Holding Company. With respect to Holdings, directly conduct, transact or otherwise engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Borrower, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and any other agreement governing Indebtedness, (iv) any issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, incurrence of liens, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower and any of its Restricted Subsidiaries to the extent not prohibited under this Agreement, (vi) participating in tax, accounting and other administrative matters (x) as a member of the Borrower, (y) as a member of any unitary, combined or similar group including Holdings and the Borrower, or (z) with respect to its own business and activities, (vii) holding any cash, Cash Equivalents or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities customary for passive holding companies.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower) or Article VII; provided that the Borrower’s failure to comply with the Financial Covenant shall not constitute an Event of Default with respect to any 2025 Term B Loans or 2025 Term B Loan Commitments unless and until the Required Revolving Lenders for the Revolving Credit Facility shall have terminated their Revolving Credit Commitments and the Required Facility Lenders under the Term A Loan Facility and Revolving Credit Facility (such Required Facility Lenders shall vote together as one Facility) shall have declared all amounts outstanding under the Term A Loan Facility and the Revolving Credit Facility to be due and payable pursuant to Section 8.02; provided, further, that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; and provided, further, in each case, that any such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) [Reserved]

(h) Judgments. (i) There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or (ii) any writ or warrant of attachment or execution or similar process requiring payment of money in an aggregate amount exceeding the Threshold Amount is issued or levied against all or any material part of the property of the Loan Parties and the Restricted Subsidiaries, taken as a whole, and such writ or warrant shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, except to the extent that any such loss of perfection or priority results solely from (A) the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner.

SECTION 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an Event of Default under Section 8.01(f) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the Financial Covenant, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request of the Required Facility Lenders (as opposed to Required Lenders) under the Revolving Credit Facility and the Term A Loan Facility.

SECTION 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) of Section 8.01, any reference in such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary (it being agreed that all Immaterial Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Immaterial Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each of the Administrative Agent and the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (other than commitment fees, letter of credit fees and facility fees), indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid commitment fees, letter of credit fees, facilities fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Obligations under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

SECTION 8.05 Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.05(b) and (c), for the purpose of determining whether an Event of Default under the Financial Covenant has occurred, the Borrower may on one or more occasions designate any portion of the Net Cash Proceeds from a sale or issuance of Qualified Equity Interests or of any contribution to the common capital of the Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that such amounts to be designated (i) are actually received by the Borrower (x) on or after the first Business Day of the applicable fiscal quarter and (y) on or prior to the twentieth (20th) day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and (iii) the Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Cash Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII other than the Financial Covenant) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Borrower, the Financial Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (B) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received by the Borrower.

(b) Notwithstanding the provisions of Section 8.05(a), in each period of four consecutive fiscal quarters there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

(c) There can be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.05(a) are exercised during the term of the Revolving Credit Facility.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Spot Rate or Dollar Equivalent.

SECTION 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in the 2021 Amendment Agreement, the Second Amendment ~~and~~, the Fourth Amendment and the Fifth Amendment, each Lender that has signed the 2021 Amendment Agreement, the Second Amendment ~~and~~, the Fourth Amendment and the Fifth Amendment, as applicable, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed 2021 Effective Date, Second Amendment Effective Date ~~or~~, the Fourth Amendment Effective Date or the Fifth Amendment Effective Date, as applicable, specifying its objection thereto.

SECTION 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting the Borrower’s obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08 Agents in their Individual Capacities. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though the Administrative Agent were not the Administrative Agent, the Swing Line Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Swing Line Lender or an L/C Issuer, and the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity.

SECTION 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent is subject to an Agent-Related Distress Event, the Required Lenders may remove the Administrative Agent upon ten (10) days’ notice. Upon the resignation or removal of the Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $1,000,000,000 that can act as a withholding agent for U.S. federal income Tax purposes, and otherwise may be withheld at the Borrower’s sole discretion) at all times other than during the existence of an Event of Default under Section 8.01(a) or (f). If no successor agent is appointed by the Required Lenders prior to the effective date of the resignation of the Administrative Agent, the retiring Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders; provided, however, that if no successor agent has accepted appointment as the Administrative Agent by the date which is ten (10) days following the retiring Administrative Agent’s notice of resignation or the receipt by the Administrative Agent of the notice of removal referred to above, as applicable, the retiring Administrative Agent’s resignation or removal, as the case may be, shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this

Agreement. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11 Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or upon cash collateralization of all Letters of Credit in a manner and pursuant to arrangements reasonably satisfactory to the Administrative Agent or receipt of backstop letters of credit, in form and substance and from a financial institution, reasonably satisfactory to the Administrative Agent), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any other Guarantor (whether as a Disposition or Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or Section 7.01(p); and

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of any unsecured Indebtedness of the Borrower or any Subsidiary Guarantor or any Indebtedness of the Borrower or any Subsidiary Guarantor that is secured on a junior basis to the Obligations.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12 Cash Management Obligations and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 9.13 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent”, “joint bookrunner” or “joint arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.14 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.15 Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.15 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e) This Section 9.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent.

ARTICLE X

Miscellaneous

SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement (including as set forth in Section 1.16, Section 2.15, Section 2.16 and Section 2.17), no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clauses (g), (h) (in the case of clause (h), to the extent permitted by Section 2.16) or (i) below, which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the other applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Sections 2.08 or 2.09 (other than pursuant to Section 2.09(b)) without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio, or, in each case, in the component definitions thereof, shall not constitute a reduction in any amount of interest;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Interest Coverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders”, “Required Facility Lenders” or “Pro Rata Share” or Sections 2.07(c), 8.04 or 2.14 without the written consent of each Lender directly and adversely affected thereby (it being understood that each Lender shall be directly and adversely affected by a change to the “Required Lenders” or “Pro Rata Share” definitions);

(e) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(g) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more of the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments or a given Class of Other Revolving Credit Commitments) which directly affects Lenders under one or more of the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments or a given Class of Other Revolving Credit Commitments and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable Facility or Facilities with respect to Revolving Credit Commitments, a given Class of Incremental Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments or a given Class of Other Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.16 shall be subject to clause (h) below);

(h) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.16 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) or Incremental Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.16, the waivers described in this clause (h) shall only require the consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments;

(i) amend or otherwise modify: (a) the Financial Covenant, (b) the exception set forth in Section 6.01(a)(y) (or in the comparable provision in the final paragraph of Section 6.01) and (c) Section 8.05, in each case or any definition related thereto (as any such definition is used therein) or waive any Default resulting from a failure to perform or observe the Financial Covenant (including any related Default under Section 6.01) or Section 8.05 without the written consent of the Required Facility Lenders under the Term A Loan Facility and Revolving Credit Facility (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, modifications and waivers described in this clause (i) shall not require the consent of any Lenders other than the Required Facility Lenders under the Term A Loan Facility and Revolving Credit Facility; or

(j) amend or otherwise modify the Loan Documents to provide that the Liens on the Collateral securing the Loans shall be subordinated to the Liens on the Collateral securing, or the Loans would be subordinated in right of payment to, any other Indebtedness for borrowed money incurred by any Loan Party (such other indebtedness, the “Priming Indebtedness”, and the transaction resulting in such Priming Indebtedness, the “Priming Transaction”) without the prior written consent of all directly and adversely affected Lenders; provided that this clause (j) shall not apply with respect to (x) transactions otherwise permitted under this Agreement (including any Obligations permitted under this Agreement), (y) any debtor-in-possession financing approved by a court having jurisdiction over the applicable Loan Party and (z) any Priming Transaction in which the Borrower offered the applicable Lenders (other than Defaulting Lenders) that were directly and adversely affected by such Priming Transaction (at the time of the applicable Priming Transaction) an opportunity to ratably participate on the same terms as offered to all other providers of such Priming Indebtedness;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer and the Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, and if applicable the other L/C Issuers, if any who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans, with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) [Reserved]; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) the consent of the applicable Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under one or more Term Facilities (and in the case of multiple Term Facilities which are so adversely affected, such Required Facility Lenders shall consent together as one Term Facility) in respect of payments hereunder in a manner different than such amendment affects other Term Facilities. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that, without the consent of such Lender: (i) the Commitment of such Lender may not be increased or extended and (ii) the principal of any Loan by such Lender may not be reduced or forgiven (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

No Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 7.03 (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the All-In Yield for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement

Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans (as originally in effect prior to any amortization or prepayments thereof) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing. Notwithstanding anything to the contrary contained in this Section 10.01, the Borrower and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Borrower and the Administrative Agent to effect the provisions of this paragraph.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by any Guarantor in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects as set forth in the paragraph below or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Notwithstanding anything to the contrary contained in this Section 10.01, this Agreement may be amended as provided in Section 3.03(c), without any additional consents

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, to the address, facsimile number, electronic mail address or telephone number specified for the Borrower on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by the Borrower in a notice to the other parties;

(ii) If to the Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Matthew Bruno

Phone No: +1-302-634-5842

Email: matthew.bruno@chase.com

With copy(s) to:

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Commercial Banking Group

Fax No: (844) 490-5663

Email: jpm.agency.cri@jpmorgan.com

jpm.agency.servicing.1@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

Update to Disqualified Institutions list:

Email: JPMDQ_Contact@jpmorgan.com

(iii) If to JPMorgan Chase Bank, N.A., in its capacity as an L/C Issuer:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: LC Agency Team

Tel: 800-364-1969

Fax: 856-294-5267

Email: ~~chicago.lc.agency.activity.team@jpmchase.com~~chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Loan & Agency Services Group

Phone No: +1-302-634-5842

Email: ~~matthew.bruno@chase.com~~matthew.bruno@chase.com

(iv) if to another L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(v) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) subject to Section 10.02(b)(ii) below, if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)(ii)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communication.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to (x) notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication and (y) the issuance of Letters of Credit by JPMorgan Chase Bank, N.A. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent otherwise prescribes, (x) notices and other communications set to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, Syndication Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred (promptly following written demand therefor, together with backup documentation supporting such reimbursement request) in connection with the preparation, negotiation, syndication and execution of this Agreement, the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment, the Fifth Amendment and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Cravath, Swaine & Moore LLP and, if necessary, one firm of local counsel in any relevant jurisdiction, and (b) after the ~~Fourth~~Fifth Amendment Effective Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to promptly pay or reimburse the Administrative Agent, Syndication Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement, the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment, the Fifth Amendment or the other Loan

Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one firm of local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction and, solely in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected persons taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the ~~Fourth~~Fifth Amendment Effective Date, all amounts due under this Section 10.04 shall be paid on the ~~Fourth~~Fifth Amendment Effective Date to the extent invoiced to the Borrower within three (3) Business Days prior to the ~~Fourth~~Fifth Amendment Effective Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. This Section 10.04 shall not apply to Indemnified Taxes or Excluded Taxes, which, in each case, shall be governed by Section 3.01. This Section 10.04 also shall not apply to taxes covered by Section 3.04.

SECTION 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby (including by the 2021 Amendment Agreement) are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from: (x) the gross negligence, bad faith or willful misconduct of, or material breach of Loan Document by, such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) any dispute solely among Indemnitees that does not involve an act or omission by the Borrower or any of its Affiliates (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility) (as determined by a court of competent jurisdiction in a final and non-appealable judgment of a court of competent jurisdiction). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision, of any such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the 2021 Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as expressly permitted by Section 7.04(d)) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and, in the case of any Assignee that is Holdings, the Borrower or any of its Subsidiaries, Section 10.07(m), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 10.07(g) and (i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to Disqualified Institutions and Defaulting Lenders) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment of Loans under the Term B Loan Facility to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment of a Revolving Credit Commitment to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender, (iii) ~~[reserved],~~an assignment of Loans under the Term A Loan Facility to a 2026 Term A Lender or an Affiliate of a 2026 Term A Lender or an Approved Fund of a 2026 Term A Lender or (iv) if an Event of Default under Sections 8.01(a) or (f) (solely with respect to any Loan Party) has occurred and is continuing, an assignment to any Assignee; provided, further that, the Borrower shall be deemed to have consented to an assignment of a Term Loan unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or any portion of the Term Loans pursuant to Section 10.07(k) or 10.07(m) or (iii) to an Agent or an Affiliate of an Agent;

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a) or (f) (solely with respect to any Loan Party) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed by the Administrative Agent, manually, in each case, together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it, each notice of cancellation of any Loans delivered by the Borrower pursuant to subsection (k) or (m) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, principal amounts (and related interest amounts) and currencies of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C

Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this Agreement, the Loans, L/C Obligations and L/C Borrowings are intended to be treated as registered obligations for U.S. federal income tax purposes and this Section 10.07 shall be construed so that the they are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.103-1(c) of the United States Treasury Regulation and any other related regulations (or any successor provisions of the Code or such regulations).

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Disqualified Institutions which has been identified as such to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections applying to each Participant as if it were a Lender) and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) and currency amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except (i) that the portion of the Participant Register relating to a Participant shall be made available to the Borrower and Administrative Agent to the extent the benefits of this Agreement are claimed with respect to such Participant (including under Sections 3.01, 3.04 and 3.05), or (ii) otherwise to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations and any other related regulations (or any successor provisions of the Code or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(g) as though it were a Lender.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may, without the consent of the Borrower or the Administrative Agent, grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder and (iv) any grant to an SPC shall be reflected in the Participant Register. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender, as applicable, reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k) [Reserved].

(l) [Reserved].

(m) Any Lender may, so long as no Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or the Borrower or any of its Subsidiaries through open market purchases or Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.06(a)(iv); provided, that:

(i) (x) if the assignee is Holdings or a Subsidiary of Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee is the Borrower (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii) each Person that purchases any Term Loans pursuant to this subsection (m) shall represent and warrant to the selling Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or shall make a statement that such representation cannot be made; and

(iii) purchases of Term Loans pursuant to this subsection (m) may not be funded with the proceeds of Revolving Credit Loans or Swing Line Loans.

(n) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), by Holdings or its Subsidiaries pursuant to Section 10.07(m) and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.08(a)(i) or (b)(i), as applicable, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).

(o) [Reserved].

(p) The Borrower and the Lenders expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other Agent hereunder) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions or assignments to natural persons and none of the Borrower or the Lenders will bring any claim to such effect. Without limiting the generality of the foregoing, the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other Agent hereunder) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or a natural person or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (excluding, for the avoidance of doubt, any disclosure by the Administrative Agent in violation of Section 10.08), to any Disqualified Institution or a natural person.

SECTION 10.08 Confidentiality. Each of the Agents and the Lenders is aware of the restrictions imposed by relevant securities laws, and the rules and regulations promulgated thereunder, on individuals in possession of material non-public information and has policies and procedures in place to ensure compliance with all securities laws. Each of the Agents and the Lenders agrees not to use the Information provided by or on behalf of Holdings, the Borrower or any of its Subsidiaries in violation of the securities laws and to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors

(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from Holdings, the Borrower or any of its Subsidiaries relating to Holdings, the Borrower or any of its Subsidiaries or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by Holdings, the Borrower or any of its Subsidiaries other than as a result of a breach of this Section 10.08 and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

SECTION 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Agent, such Lender and/or such Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Agent, such Lender and/or such Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.

SECTION 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11 Counterparts; Electronic Execution. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.12 Integration. This Agreement, together with the 2021 Amendment Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder, in the 2021 Amendment Agreement and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer).

SECTION 10.14 Severability. If any provision of this Agreement, the 2021 Amendment Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement, the 2021 Amendment Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15 Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.16 GOVERNING LAW.

(a) THIS AGREEMENT, THE 2021 AMENDMENT AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE 2021 AMENDMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE 2021 AMENDMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR THE 2021 AMENDMENT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18 Binding Effect. This Agreement shall become effective as provided in the 2021 Amendment Agreement and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender, each L/C Issuer and the Swing Line Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.04(d).

SECTION 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Secured Hedge Agreements or the agreements governing Cash Management Services (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20 USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

SECTION 10.21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with the 2021 Amendment Agreement and any other amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement and the 2021 Amendment Agreement provided by the Agents and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Joint Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Joint Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Joint Lead Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.22 Intercreditor Agreement.

(a) PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 10.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.

(d) THE PROVISIONS OF THIS SECTION 10.22 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE FIRST LIEN INTERCREDITOR AGREEMENT, THE SECOND LIEN INTERCREDITOR AGREEMENT AND ANY OTHER INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT.

SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(A) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(B) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.24 Currency Indemnity. (a) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose

“rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. If the amount of the Currency Due which the Administrative Agent is so able to purchase exceeds the amount of the Currency Due originally due to it, the Administrative Agent shall remit such excess to the Borrower or such Loan Party, as applicable.

(a) The indemnity provided for in Section 10.24(a) shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver or other indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

SECTION 10.25 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (I) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Arrangers or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.26, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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